Exhibit 99.1

Share Sale Agreement

Advent Limited

Gillmoss Pty Limited

Perpetual Trustee Company Limited (ABN 42 000 001 007) acting as trustee for the

Macquarie Investment Trust

Patricia Anne Hume

Francis William Johnson

John William Parsons

Tower Technology Pty Limited

Vignette Corporation

Copper Australia Pty Limited

CONTENTS

1.	INTERPRETATION		1

	1.1	Definitions	1
	1.2	Rules for interpreting this agreement	11
	1.3	Business Days	12
	1.4	Liability joint and several	13

2.	CONDITIONS PRECEDENT TO COMPLETION		13

	2.1	Conditions	13
	2.2	Waiver and nature of conditions	14
	2.3	Obligation to satisfy conditions	14
	2.4	Termination	14
	2.5	Automatic termination	15
	2.6	Consequences of termination	15

3.	AGREEMENT FOR SALE AND PURCHASE		15

	3.1	Sale and purchase	15
	3.2	Title, property and risk	15
	3.3	Appointment of proxy and attorney	15
	3.4	Waiver of rights	16

4.	CONDUCT PENDING COMPLETION		16

	4.1	Until Completion	16
	4.2	Access for the Buyer	19
	4.3	No-talk no-shop	19
	4.4	Term sheet termination	20

5A.	COMPANY PLAN		20

	5A.1	Cancellation of Company Plan	20
	5A.2	Option Holder Compensation	20
	5A.3	Option Holder Compensation Indemnity	22

5.	COMPLETION		23

	5.1	Time and place of Completion	23
	5.2	What happens at Completion	23
	5.3	Possession and operating control	25
	5.4	Payment of the Purchase Price less deductions	26
	5.5	Calculation of Purchase Price	26
	5.6	Hold Back Consideration	26
	5.7	Manner of making certain deductions from the Purchase Price	27
	5.8	[Clause not used]	28
	5.9	Contingency Amount	28
	5.10	Manner of payment	28
	5.11	Obligations interdependent	28

i

6.	REGISTRATION AND HOLDING LOCKS		29

	6.1	S-3 Registration	29
	6.2	Holding lock on Minority Locked Scrip	30
	6.3	Holding lock on, and sale facility for, Majority Locked Scrip	30
	6.4	Listing	31

7.	REPRESENTATIONS AND WARRANTIES OF VIGNETTE AND THE BUYER		32

	7.1	General Representations and Warranties of Vignette and the Buyer	32
	7.2	Termination for breach of warranty	35
	7.3	Exceptions to warranties	35
	7.4	Hume’s indemnity for personal obligations	35
	7.5	Johnson’s indemnity for personal obligations	36
	7.6	Company’s indemnity for Employment Acknowledgement	36

8.	REPRESENTATIONS AND WARRANTIES OF THE SELLERS		36

	8.1	Terms	36
	8.2	Indemnity by Sellers	37
	8.3	Exceptions to the Warranties	37
	8.4	Vignette’s and Buyer’s reliance on their own enquiries	38
	8.5	Treatment of Buyer Claims and payments under Clause 11	38

9.	LIMITATION OF LIABILITY		38

	9.1	Limitations of liability	38
	9.2	Cap on Claims	39
	9.3	Mitigation of Loss	39
	9.4	Reimbursement for amounts recovered	40
	9.5	Seller must not claim contribution from persons connected with the Buyer	41
	9.6	Third Party Claims	41
	9.7	Time limits for bringing Claims	42
	9.8	Sellers' fraud or intentional misrepresentation	42

10.	INDEMNITY FOR TT LIMITED LIABILITIES		42

11.	TAXES UP TO THE COMPLETION DATE		43

	11.1	Tax Indemnity	43
	11.2	Adjustment to Purchase Price	44
	11.3	Payments under clause 11.1	44
	11.4	Restrictions on claims under clause 11.1	44
	11.5	Timing of payments	45
	11.6	Notice of potential Tax Claim	45
	11.7	Tax Claims procedure	46
	11.8	Refunds	48
	11.9	Interest received from a Taxation Authority	48

ii.

12.	GRANT OF VIGNETTE OPTIONS		49

13.	CONFIDENTIALITY AND DISCLOSURES		49

	13.1	Definitions	49
	13.2	Information provided in relation to the Transaction	49
	13.3	Confidentiality obligation	49
	13.4	Notice preceding compelled disclosure	50
	13.5	Treatment of Information	51
	13.6	Public Information	51
	13.7	No warranty of accuracy	51
	13.8	No licence	52
	13.9	Confidentiality of this agreement	52
	13.10	Mutual Non-disclosure Agreement	52
	13.11	Insider trading	52

14.	NOTICES		53

	14.1	How to give a notice	53
	14.2	When a notice is given	53
	14.3	Address for notices	53

15.	COSTS, STAMP DUTY AND ADDITIONAL OBLIGATIONS		53

	15.1	Costs generally	53
	15.2	Stamp duty	54
	15.3	Additional Obligations	54

16.	AMENDMENT AND ASSIGNMENT		54

	16.1	Amendment	54
	16.2	Assignment	55

17.	GST		55

	17.1	Interpretation	55
	17.2	Reimbursements and similar payments	55
	17.3	GST payable	55
	17.4	Variation of GST	55

18.	NON-COMPETITION		56

	18.1	Definitions for non-competition	56
	18.2	Non-competition undertaking	56
	18.3	Further undertakings to protect goodwill	57
	18.4	Restraints cumulative	58
	18.5	Restraints reasonable	58

19.	GENERAL		58

	19.1	Governing law	58
	19.2	Giving effect to this agreement	58
	19.3	Waiver of rights	59

iii.

	19.4	Operation of this agreement	59
	19.5	Operation of indemnities	59
	19.6	Consents	59
	19.7	No merger	59
	19.8	Exclusion of contrary legislation	59
	19.9	Inconsistency with other documents	59
	19.10	Counterparts	60
	19.11	Attorneys	60

20.	FORCE MAJEURE		60

	20.1	Notice and suspension of obligations	60
	20.2	Effort to overcome	60
	20.3	Termination	60

21.	LIABILITY OF PERPETUAL		60

	21.1	Over-riding exception	60
	21.2	Capacity	61
	21.3	Ability to sue	61
	21.4	Limitation of liability	61
	21.5	Existence of manager	61
	21.6	Authority of others	61
	21.7	Trustee obligations	62

Schedules*

1	THE SHARES		63

2	EMPLOYMENT ACKNOWLEDGEMENT		64

3	EACH SELLER’S WARRANTIES		65

4	INDEX OF MATERIAL COMPRISING THE DISCLOSURE MATERIAL		66

5	KEY EMPLOYEES		67

6	ADDRESSES FOR NOTICES		68

7	CONTRACTS REQUIRING CONSENTS AND AMENDMENTS		71

8	SUBSIDIARIES		72

9	PROPERTIES		73

10	INTELLECTUAL PROPERTY		76

11	INSURANCES		77

12	OPTION HOLDER COMPENSATION CALCULATION		81

13	ESCROW AGREEMENT		82

iv.

14	HOLDERS OF COMPANY OPTIONS AND NUMBERS OF SHARES UNISSUED OVER COMPANY OPTIONS	83

15	DISCLOSURE LETTER	85

16	CONTINGENCY AMOUNT	86

17	CONTINGENCY AMOUNT ESCROW AGREEMENT	87

*	Certain immaterial schedules are not included with this filing.

v.

SHARE SALE AGREEMENT

DATE 22 January 2004

PARTIES

Advent Limited ABN 83 006 509 708 (Advent)

Gillmoss Pty Limited ABN 25 001 361 897 (Gillmoss)

Perpetual Trustee Company Limited ABN 42 000 001 007 acting as trustee for the Macquarie Investment Trust (Perpetual)

Patricia Anne Hume (Hume)

Francis William Johnson (Johnson)

John William Parsons (Parsons)

Tower Technology Pty Limited ABN 65 003 176 850 (Company)

Vignette Corporation (Vignette)

Copper Australia Pty Limited ACN 104 012 759 (Buyer)

RECITALS

A.	The Buyer is a wholly owned subsidiary of Vignette.

B.	The Sellers are the registered owners of all of the issued shares of the Company.

C.	Under this agreement the Sellers agree to sell all of the Shares to the Buyer.

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	Definitions

The following definitions apply in this agreement unless the context otherwise requires.

Accounts means for each Group Company if applicable law requires it to prepare them, the financial report, directors’ report, auditor’s report and any other document required by applicable law for the financial year ended on the Accounts Date.

Accounts Date means 30 June 2003.

Accounting Standards means:

(a)	the accounting standards that apply to a company registered under the Corporations Act; and

(b)	other mandatory professional reporting requirements.

Authorisation means:

(a)	an approval, authorisation, consent, declaration, exemption, permit, licence, notarisation or waiver, however it is described, and including any condition attaching to it; and

(b)	in relation to anything that could be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken,

including any renewal or amendment.

Business means the businesses carried on by the Group Companies of providing software and services related to document and records management and when used in connection with a particular Group Company means the part of the Business conducted by that Group Company.

Business Day means a day that is not a Saturday, Sunday or public holiday and on which banks are open for general banking business in Sydney, New South Wales.

Buyer Claim means a Claim by the Buyer against a Seller:

(a)	under or in connection with any provision of this agreement, including (but not limited to) under clause 8.2, but excluding a Claim under clauses 5A.3, 10 or 11.1; or

(b)	of any kind, including on a representation, in tort, for negligence, under a statutory provision or under a contractual term implied by law, in connection with or relating to the Shares, a Group Company, the assets or liabilities of a Group Company, the Business, this agreement or the transactions contemplated by it, but excluding a Claim under clauses 5A.3, 10 or 11.1.

Claim, in relation to a person, means a claim, demand, action, proceeding or judgment made against the person.

Change of Control means that a person who has Control of a body corporate ceases to have Control of that body corporate or that a person who does not have Control of a body corporate obtains Control of that body corporate.

Commissioner means the Commissioner of Taxation.

Company Fund means the ING Integra Plan.

Company Options means the share options set out in schedule 14 issued under the Company Plan.

Company Plan means the employee share option plan of the Company.

Completion means completion of the sale and purchase of the Shares under clause 5.

Completion Date means the date which is five Business Days after satisfaction (or waiver under clause 2.2) of the conditions in clause 2.1.

Contingency Amount means the amount set out in Part C of schedule 16.

Contingency Amount Escrow Agreement means an agreement to be entered into by the parties and the Escrow Agent substantially in the form set out in schedule 17.

Contract means any arrangement, contract, covenant, deed, instrument, lease, licence, security, trust, understanding or undertaking (including any for use of intellectual property of any person) to which any Group Company is a party or which binds any Group Company or any of its assets or under which any Group Company has rights, other than any Contract which has terminated or been discharged by performance and in respect of which there are no outstanding obligations or Claims.

Control has the meaning given to that term in section 50AA of the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

Disclosed Schemes means the UK Scheme and the French Scheme.

Disclosure Letter means the disclosure letter set out in schedule 15.

Disclosure Material means the material disclosed in the data room (including the material contained on the three compact disks present in the data room, a true and accurate copy of each of which is provided by the Sellers to the Buyer on the Effective Date or as soon as practicable thereafter) established by the Sellers for the purpose of the transaction contemplated by this agreement, an index of which is set out in schedule 4.

Dispose means, in respect of a Vignette Share:

(a)	to sell, transfer, gift, create a trust over, grant an option over or create an Encumbrance over the Vignette Share; or

(b)	to enter into any hedging transaction designed to hedge any equity or credit risk related to Vignette,

or to offer to do, attempt to do, agree to do or allow to be done any of these.

Effective Date means the date of this agreement.

Employee means an employee of a Group Company (a list of the Employees is set out in the Disclosure Material).

Employment Acknowledgement means, for each Key Employee, a document, substantially in the form of the letter addressed to that Key Employee set out in schedule 2, provided by Vignette to each Key Employee together, in each case, with the Proprietary Information and Inventions Agreement substantially in the form of the document so entitled set out in schedule 2.

Encumbrance means:

(a)	a mortgage, charge, pledge, lien, hypothecation or title retention arrangement;

(b)	a right of set off or right to withhold payment of a deposit or other money;

(c)	a notice under section 255 of the Income Tax Assessment Act 1936 (Cth), section 260-5 in schedule 1 to the Taxation Administration Act 1953 (Cth) or any similar legislation in any other jurisdiction;

(d)	any third party interest (for example, a trust or an equity);

(e)	a right of a person to acquire a share or to restrain someone from acquiring a share (including under an option, a right of pre-emption or a right of first refusal, such as one in a shareholders’ agreement or in a constitution);

(f)	a right of any person to purchase, occupy or use an asset (including under an option, agreement to purchase, licence, lease, or hire purchase); or

(g)	an agreement to create any of them or to allow any of them to exist.

Environmental Law means any federal, state or local statute, regulation or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to omissions, discharges, releases or threatened releases of Materials of Environmental Concern.

Escrow Agent means the person (from time to time) appointed by the parties as escrow agent as contemplated by, and for the purposes of, clause 5.6.

Escrow Agreement means an agreement to be entered into by the parties and the Escrow Agent substantially in the form set out in schedule 13.

EU Data Protection Laws means

(a)	all applicable laws, regulations, regulatory requirements and/or codes of practice in connection with the processing of personal data including, but not limited to, the Data Protection Act 1998 (in force in England and Wales) (and any subsequent enactment) and any subordinate legislation enacted thereunder; and

(b)	all relevant European data protection and privacy laws, including but not limited to, Directive 95/46/EC on the processing of personal data and the free movement of such data.

European Group Companies means TT Limited, Tower Technology SARL, Tower Technology BV and Tower Technology GmbH.

Event means any event, occurrence, transaction, act, omission, dealing, arrangement, or circumstance arising (or any deemed event, occurrence, transaction, act, omission, dealing, arrangement, or circumstances arising) including, for the avoidance of doubt, the sale and purchase of the Shares pursuant to this agreement.

Excess Expenses Consideration means the amount by which the Third Party Expenses exceeds US$2.5 million.

Force Majeure Event means an act of war (whether declared or not) or terrorism, the mobilisation of armed forces, civil commotion or riot, natural disaster, industrial action or labour disturbance, currency restriction, embargo, action or inaction by a Government Agency or a failure of a public utility, as a result of which the party relying on it is prevented from or significantly delayed in performing any of its material obligations under this agreement.

French Scheme means the Private AXA Pension Scheme.

Government Agency means any:

(a)	government or governmental, semi-governmental, administrative, quasi-judicial or judicial entity or authority;

(b)	minister, department, office, commission, delegate, instrumentality, agency, board, tribunal, authority, or organisation of any government;

(c)	any regulatory organisation established under statute; or

(d)	any supra-national organisation including, but not limited to, the EU Commission and any other relevant EU organisation,

whether federal, state, territorial or local, statutory or otherwise, and whether of Australia or any other jurisdiction.

Group Company means each of the Company and the Subsidiaries.

GST means the same as in the GST Law.

GST Law has the meaning given to it by A New Tax System (Goods & Services Tax) Act 1999 (Cth).

Hold Back Consideration means:

(a)	A$7,988, 358; and

(b)	3,996,941 Vignette Shares.

Insolvency Event means, for a person, being in liquidation or provisional liquidation or under administration, having a controller (as defined in the Corporations Act) or analogous person appointed to it or any of its property, being taken under section 459F(1) of the Corporations Act to have failed to comply with a statutory demand, being unable to pay its debts or otherwise insolvent or bankrupt, being or becoming or taking any step that could result in the person becoming an insolvent under administration (as defined in section 9 of the Corporations Act), or entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors, or any event analogous to any of these contained in any applicable law.

IP means all intellectual property including all copyright, patents, trade secrets, know how, inventions, design rights, trade marks, trade names, trade secrets, domain names and email domains used in the Business including the Third Party IP.

Key Employees means the employees of the Group Companies identified in schedule 5.

Legal Liability means a duty, liability or obligation affecting the person concerned, however it arises and whether it is present or future, fixed or unascertained, actual or contingent.

Loss in relation to a person, means damage, loss, cost, expense or liability incurred or suffered by the person.

Material Adverse Change means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is or could reasonably be expected to be materially adverse to the Business, assets (including intangible assets), liabilities, capitalisation, financial position, performance or profitability of the Group Companies taken as a whole, except:

(a)	a delay in purchases from any person at any time after the Effective Date;

(b)	any changes in law or generally accepted accounting principles; or

(c)	any adverse change, event, violation, inaccuracy, circumstance or effect resulting from the compliance by any Group Company with the terms of, or the taking of any action required or contemplated by, this agreement or any written instructions of the Buyer or Vignette.

Materials of Environmental Concern means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise a danger to health, reproduction or the environment.

Majority Locked Scrip means 76% of the Payment Shares (including those Payment Shares forming part of the Hold Back Consideration) issued to each Seller, adjusted in accordance with any reorganisation of capital of Vignette from time to time.

Minority Locked Scrip means 24% of the Payment Shares (including those Payment Shares forming part of the Hold Back Consideration) issued to each Seller, adjusted in accordance with any reorganisation of capital of Vignette from time to time.

Officer has the meaning given to that term in section 9 of the Corporations Act.

OH Compensation Shares means the number of Vignette Shares calculated in accordance with Part C of schedule 12 (as Ods).

Operational IP means all IP other than the Product IP.

Option Holder means each of the holders of Company Options named in schedule 14.

Option Holder Compensation means the cash amount calculated in accordance with Part B of schedule 12 (as Occ) and the OH Compensation Shares.

Option Holder Compensation Payment Schedule means a schedule stating the amount of the Option Holder Compensation and how the Option Holder Compensation will be distributed to each Option Holder.

Ordinary Trading Activities means activities which:

(a)	are in the ordinary course of trading activities and in accordance with the usual business practice of the Group Company concerned; and

(b)	would be considered to be in the ordinary course of trading activities and in accordance with the usual business practice of a company operating a business:

(i)	of a nature;

(ii)	of a size; and

(iii)	in geographical locations,

similar to the Business of that Group Company.

Outstanding Buyer Claim means a Buyer Claim or a Claim under any of clauses 5A.3, 10 and 11 that has been notified to the Sellers but is not a Successful Buyer Claim.

Outstanding Buyer Claims Notice means a notice in writing signed by a director or company secretary of the Buyer containing:

(a) a description of each Outstanding Buyer Claim; and

(b) the Buyer’s reasonable estimate of each Outstanding Buyer Claim as at the date of the notice.

Payment Shares means the Vignette Shares to be issued to the Sellers under this agreement as part of the consideration for the Shares being the aggregate number of Vignette Shares specified in clause 5.5(b) minus the OH Compensation Shares.

Product IP means all IP that is contained in, or required to deliver, market or otherwise provide, the products and services of the Group Companies.

Properties means the interests of each Group Company in real property set out in schedule 9.

Purchase Price means the purchase price for the Company calculated in accordance with clause 5.5.

R&D Start Grant Deed means the deed dated 23 December 1999 between the Company and the Industry Research and Development Board (on behalf of the Commonwealth of Australia).

Redeemable Preference Shares means the redeemable preference shares of the Company described in schedule 1.

Redeemable Preference Shares Amount means the aggregate amount paid for the Redeemable Preference Shares by the Company on redemption of those shares prior to Completion, being the amount of A$2,000,010.00 (excluding any accrued interest).

Release Notice means a notice in writing signed by a director or company secretary of the Buyer containing:

(a)	a description of the relevant clause of this agreement or the Escrow Agreement under which a release of part or all of the Hold Back Consideration is permitted; and

(b)	a request that the Escrow Agent release all or part of the Hold Back Consideration to the Buyer or the Sellers (as the case may be).

Relevant Percentage means the number of ordinary shares of the Company held by each Seller as a percentage of the total number of ordinary shares of the Company.

S-3 Registration means the effective registration of the Payment Shares and OH Compensation Shares with the SEC.

SEC means Securities Exchange Commission.

Securities Act means the Securities Act of 1933.

Securities Exchange Act means the Securities Exchange Act of 1934.

Security has the meaning given to it in section 92(3) of the Corporations Act and any similar provision in any other relevant jurisdiction.

Seller means each of Advent, Gillmoss, Perpetual, Hume, Johnson and Parsons and Sellers means all of them.

Seller Affiliate means:

(a)	the Sellers;

(b)	any entity (such as a natural person, body corporate, partnership or trust) which a Seller Controls; or

(c)	a person who is a related body corporate of, a director of or a secretary of a Seller.

Sellers’ Representative means a related body corporate of a Seller or an officer, employee, agent, contractor or professional or other adviser of a Seller or any of its related bodies corporate.

SGA means the Superannuation Guarantee (Administration) Act 1992 (Cth).

Shares means the ordinary shares of the Company described in schedule 1.

SIS means the Superannuation Industry (Supervision) Act 1993 (Cth) and the regulations and determinations made under that act.

Subsidiary means a body corporate whose details are set out in schedule 8.

Successful Buyer Claim means:

(a)	a Buyer Claim which has:

(i)	been agreed to by the Sellers; or

(ii)	been finally adjudicated as successful; or

(b)	an amount which is payable under any of clauses 5A.3, 10 or 11.

Superannuation Commitment means every amount:

(a)	needed to satisfy any actual liability (including under a contract of employment, an industrial instrument such as an award or agreement, or any law) for any superannuation contribution; and

(b)	needed so that on the date concerned, the employer is free of actual and contingent liability (making the assumption that the superannuation guarantee charge accrues from day to day during each contribution period) for superannuation guarantee charges under the SGA for any contribution period under the SGA (or part period) up to that date.

Tax means, where relevant in respect of any relevant jurisdiction, any present or future tax, rate, levy, impost, deduction, charge, duty, compulsory loan or other imposition or withholding of whatever kind and wherever charged (whether in Australia or elsewhere) or whether direct or indirect, including but not limited to income tax, capital gains tax, recoupment tax, land tax, sales tax, GST, VAT, payroll tax, national insurance contributions, tax instalment deduction, fringe benefits tax, group tax, profit tax, interest tax, property tax, undistributed profits tax, withholding tax, municipal rates, stamp duty, import duty and any other taxes, duties, rates, charges, imposts or withholdings corresponding to, in the nature of, replaced by or replacing any of them (and any related interest, penalty, fine or expense in connection with any of them) levied or imposed by any Government Agency or Taxation Authority.

Tax Act means:

(a)	as the context requires, any one or more of the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth), the Fringe Benefits Tax Assessment Act 1986 (Cth), the Taxation Administration Act 1953 (Cth), the International Tax Agreements Act 1953 (Cth) and Commonwealth tax rates Acts, together with all regulations and subordinate legislation made under or relating to those Acts; and

(b)	includes Taxation legislation in force from time to time relating to the assessment, imposition and collection of Taxes, the administration of that Taxation legislation, and all subordinate legislation, regulations and instruments made under or relating to such legislation.

Tax Act (1936) means the Income Tax Assessment Act 1936 (Cth).

Tax Act (1997) means the Income Tax Assessment Act 1997 (Cth).

Taxation Authority means in respect of a Tax in any jurisdiction, the person who administers the imposition and collection of that Tax.

Tax Claim means any letter, request, advice, notice, demand, notice of assessment, amended assessment or determination, deemed assessment, other communication, instrument or document lodged under self-assessment or issued, served or made by or on behalf of a Taxation Authority, whether before or after the Effective Date, as a result of which a Group Company is liable to make a payment for Tax or is not entitled to any credit, rebate, refund, relief, allowance, deduction, or tax loss.

Tax Claim Amount means the amount the Group Company is required to pay to a Taxation Authority as a result of a Tax Claim (including any penalty or interest or any amount offset against any credit, rebate, refund, relief, allowance, deduction or Tax losses otherwise due to a Group Company).

Tax Savings means an amount equal to any Tax rebate, Tax credit or reduction in present or future Tax received or receivable by the Buyer, Vignette or any related bodies corporate of either or any Group Company.

Tax Warranties means the Warranties contained in paragraphs 25 and 30 of Schedule 3.

Third Party Expenses means legal, accounting, financial, advisory consulting or other fees of the Company incurred in connection with the transactions contemplated by this agreement up to Completion.

Third Party IP means intellectual property (including rights relating to confidential information, trade secrets and know how) of a third party that is:

(a)	incorporated into any product sold or distributed by the Business; or

(b)	used by the Company or the Sellers in the Business.

Trust means the trust known as the Macquarie Investment Trust constituted by the trust deed dated 28 November 1988 between Macquarie Direct Investment Ltd, as the manager of the Macquarie Investment Trust and Perpetual, as the trustee.

TT Inc means Tower Technology Inc, a corporation incorporated in the Commonwealth of Massachusetts, a wholly owned subsidiary of the Company.

TT Limited means Tower Technology Limited (a company incorporated in England and Wales under registration number 03023735), a wholly owned subsidiary of the Company.

UK Scheme means the group personal pension plan administered by Standard Life and the group personal pension plan administered by Scottish Equitable.

VAT means value added tax imposed in any member state of the European Union pursuant to the sixth European council directive on the harmonization of the laws of the member states relating to turnover taxes—common system of value added tax: uniform basis of assessment (Directive 77/338) and national legislation implementing or supplemental to that directive.

Vignette Material Adverse Change means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is or could reasonably be expected to be materially adverse to Vignette’s business, assets (including intangible assets), liabilities, capitalisation, financial position, performance or profitability of the Vignette and its subsidiaries taken as a whole, except:

(a)	a delay in purchases from any person at any time after the Effective Date;

(b)	any changes in law or generally accepted accounting principles;

(c)	in and of itself, any change in the market price or trading volume of Vignette Shares; or

(d)	the failure, excluding the cause of any failure, by Vignette to meet revenue or earnings forecasts of equity analysts reflected in any public consensus estimate or any other revenue or earnings forecasts.

Vignette Shares means shares of common stock, US$0.01 par value, of Vignette.

Vignette Options means share options issued under the Vignette Plan entitling the holders of the share options to have Vignette Shares issued to them in certain events.

Vignette Plan means the employee share option plan of Vignette.

Warranties means the warranties and representations made by the Sellers under this agreement.

1.2	Rules for interpreting this agreement

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this agreement, except where the context makes it clear that a rule is not intended to apply.

(a)	A reference to:

(i)	legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)	a party to this agreement or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

(iv)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(v)	anything (including a right, obligation or concept) includes each part of it.

(b)	A singular word includes the plural, and vice versa.

(c)	If a word is defined, another part of speech has a corresponding meaning.

(d)	If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(e)	The words “subsidiary”, “holding company” and “related body corporate” have the same meanings as in the Corporations Act.

(f)	A reference to “A$” is to an amount in Australian currency and a reference to “US$” is to an amount in United States currency.

(g)	Words defined in the GST Law have the same meaning in this agreement unless stated otherwise.

(h)	The word applicable when used of a law is used to refer to any relevant law (including any subordinate or delegated legislation or statutory instrument of any kind) of a jurisdiction in or out of Australia, and also to any relevant judgment, order, policy, guideline, official directive, code of conduct, Authorisation or request (even if it does not have the force of law) of any Government Agency or regulatory body, such as a stock exchange, within or outside Australia.

(i)	Where there is a reference to a matter being to the knowledge of the Buyer, the Buyer will not be taken to have knowledge of any matter contained in the Disclosure Material from or as a result of:

(i)	the Buyer, Vignette and their respective Officers, employees and advisers being provided with access to the Disclosure Material;

(ii)	the Buyer, Vignette and their respective Officers, employees and advisers reviewing or copying any of the Disclosure Material; or
(iii)	the Buyer, Vignette or any of their respective Officers, employees and advisers receiving responses to any queries made by them about any of the Disclosure Material.

(j)	A reference to a matter being to the knowledge of a Seller means that the matter is known or should be known by that Seller (or an Officer of the Seller if the Seller is a body corporate) after making reasonable inquiries in the circumstances. The parties agree that reasonable inquiries includes the Seller (and the Officers of the Seller if the Seller is a body corporate) making appropriate inquiries with each of the following Officers of the Group Companies: John Frost (Chief Operating Officer), Grant Wilson (Chief Financial Officer and Company Secretary), John MacLean (Director, Product Management), Jon Palin (Director Seraph, Engineering), Chris Robinson (Development Manager IDM, Engineering), Adrian Cobb (Managing Director, EMEA) and Alex Young (President, North American Operations). For the purposes of this paragraph (j), a reference to a “Seller” includes, in the case of Perpetual, Macquarie Direct Investment Limited ABN 61 008 607 083.

1.3	Business Days

If the day on or by which a person must do something under this agreement is not a Business Day, the person must do it on or by the next Business Day.

1.4	Liability joint and several

Unless stated otherwise, if a party to this document is made up of more than one person, or a term is used in this document to refer to more than one party:

(a)	an obligation of those persons is joint and several;

(b)	a right of those persons is held by each of them severally; and

(c)	any other reference to that party or term is a reference to each of those persons separately, so that (for example) a representation, warranty or undertaking is given by each of them separately.

2.	CONDITIONS PRECEDENT TO COMPLETION

2.1	Conditions

The obligations of the parties to proceed to Completion do not become binding until each of the following conditions is satisfied or waived under clause 2.2:

(a)	(FIRB) The occurrence of any of the following events:

(i)	(unconditional approval) the Treasurer of Australia giving an approval to the acquisition by the Buyer of the Shares under the Foreign Acquisitions and Takeovers Act 1975 (FATA) (that approval to be subject to no conditions or only to those conditions that the Buyer considers in its discretion, acting reasonably, to be acceptable);

(ii)	(expiry of notice period) the expiry of the relevant period following the giving of notice relating to the acquisition by the Buyer of the Shares under the FATA without any interim or permanent order of prohibition being made under the FATA; or

(iii)	(no objection letter) the Treasurer indicating to the Buyer that there is no objection in terms of the foreign investment policy of the Federal Government to the acquisition by the Buyer of the Shares (that indication to be subject to no conditions or only to those conditions that the Buyer considers in its discretion, acting reasonably, to be acceptable).

(b)	[Clause not used]

(c)	(Employment Acknowledgement) Each of the Key Employees providing a countersigned Employment Acknowledgement to the Company.

(d)	(Escrow Agreement) The parties entering into an Escrow Agreement with the Escrow Agent, relating to the Hold Back Consideration.

(e)	(Material Adverse Change) Between the Effective Date and Completion, no Material Adverse Change occurring, being discovered or becoming public.

(f)	(Contract consents) All consents and/or amendments required under the contracts described in schedule 7 having been obtained by the Company.

(g)	(Approval of sale) The Company and the Sellers obtaining all approvals necessary for the transactions contemplated by this agreement under the constitution of the Company or any shareholders agreement entered into by the Sellers relating to the Company.

2.2	Waiver and nature of conditions

(a)	The conditions in clause 2.1:

(i)	are included for the benefit of the Buyer;

(ii)	may only be waived by the Buyer, other than the condition in clause 2.1(a) which may not be waived; and

(iii)	may only be relied on by the Buyer.

(b)	The condition in clause 2.1(a) is a condition precedent to the Buyer acquiring an interest (as those terms are defined in FATA) in the Shares.

2.3	Obligation to satisfy conditions

(a)	Each party must:

(i)	use reasonable endeavours (other than waiver) to ensure that each condition in clause 2.1 is satisfied as soon as is reasonably practicable after the Effective Date; and

(ii)	keep the other parties informed of any circumstances which may result in any of the conditions in clause 2.1 not being satisfied in accordance with its terms.

(b)	The Buyer undertakes that it will give notice pursuant to section 26(2) of the FATA in relation to the acquisition by the Buyer of the Shares within 2 days of the Effective Date.

2.4	Termination

Where a condition in clause 2.1 is not satisfied or waived under clause 2.2 on or before the later of:

(a)	30 April 2004; or

(b)	(if relevant) 5 Business Days after the expiry of any extension period required by FIRB in order for the Treasurer of Australia to make a determination as set out in clause 2.1(a),

then, so long as it has first complied with clause 2.3, the Buyer may terminate this agreement by notice in writing to the other parties.

2.5	Automatic termination

Unless the parties agree otherwise, where a condition in clause 2.1 is not satisfied or waived under clause 2.2 on or before the date which is 130 days after the Effective Date (Sunset Date), this agreement terminates on the Sunset Date.

2.6	Consequences of termination

Where this agreement terminates under clause 2.4, clause 2.5, clause 7.2 or clause 20.3, each party:

(a)	is released from its obligations to further perform this agreement, except the obligations arising under clause 13; and

(b)	retains any rights that have accrued under this agreement with respect to another party prior to the date of termination.

3.	AGREEMENT FOR SALE AND PURCHASE

3.1	Sale and purchase

Each Seller agrees to sell to the Buyer and the Buyer agrees to purchase from each Seller those Shares set out opposite the name of the respective Seller in schedule 1, free from any Encumbrances, and together with all benefits, rights and entitlements accrued or attaching to the Shares.

3.2	Title, property and risk

The title to, property in and risk of the Shares:

(c)	until Completion, remains with the respective Sellers; and

(d)	passes to the Buyer on and from Completion.

3.3	Appointment of proxy and attorney

(a)	From Completion, until the Buyer is registered as the holder of the Shares, each Seller irrevocably appoints the Buyer as its proxy, attorney and body corporate representative in respect of the Shares registered in its name. The appointment is for valuable consideration and to secure the Buyer’s rights as transferee of those Shares.

(b)	From Completion, the Buyer has authority:

(i)	to attend and vote at shareholders’ meetings of the Company;

(ii)	to agree to shareholders’ meetings of the Company being held at short notice; and

(iii)	in respect of the Shares, to give any consents and exercise all other powers that the Sellers have in their capacity as shareholders of the Company.

(c)	The Buyer may exercise these powers in its own name or in the names of the Sellers.

(d)	The Buyer may exercise these powers even if it benefits from the exercise of the power.

(e)	The Sellers must ratify anything that the Buyer does under this clause 3.3.

(f)	At any time, the Buyer may appoint or remove any substitute, delegate, sub-attorney or sub-proxy.

(g)	The appointment is exclusive and the Buyer has authority to represent the Sellers in respect of the Shares to the exclusion of the Sellers. The Sellers are not permitted to interfere with the Buyer’s exercise of its rights as proxy, attorney and representative (whether by casting a vote, attending meetings or otherwise).

(h)	If the Buyer requests, a Seller must execute a form of proxy or power of attorney in respect of any appointment under this agreement, appointing the Buyer as the Seller’s proxy, attorney or both and conferring on the Buyer the rights and powers set out in this clause 3.3.

3.4	Waiver of rights

For the purposes of the transactions contemplated by this agreement, each Seller waives all rights (including all pre-emptive rights) held in respect of each other Seller’s Shares.

4.	CONDUCT PENDING COMPLETION

4.1	Until Completion

(a)	Until Completion, the Sellers and the Company must ensure that:

(i)	the Group Companies manage and conduct the Business as a going concern in accordance with normal and prudent practice (having regard to the nature of the Business and past practice);

(ii)	subject to clause 4.1(a)(iii), each Group Company does not:

(A)	enter into, terminate or alter any term of any material contract or commitment;

(B)	except in the usual conduct of the Business, incur any material actual or contingent liability;

(C)	except in the usual conduct of its Business, dispose of, agree to dispose of, encumber or grant an option over, any of its assets; or

(D)	declare or pay any dividend, or make any distribution of its assets, capital or profits; and

(iii)	each Group Company does not, without the prior written consent of the Buyer or Vignette (which consent which will not be unreasonably withheld):

(A)	make any expenditures or enter into any commitment or transaction exceeding $25,000 individually or $50,000 in the aggregate (other than sales, maintenance, commissions and consulting agreements entered into in the ordinary course of business);

(B)	sell, license or transfer to any person or entity any rights to any IP or enter into any agreement with respect to any IP with any person or with respect to any IP of any person (other than licences of standard products and services in the ordinary course of business where the person or entity is an existing customer of the Group Company and the pricing structure applicable to the licence is substantially in line with the pricing policy of the relevant Group Company or where any such licence is pursuant to a Group Company’s standard licensing agreement without modification or if such agreement is for an amount less than $50,000);

(C)	enter into any agreement with respect to the development of any IP with a third party;

(D)	change pricing or royalties charged by a Group Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed IP to a Group Company;

(E)	enter into or amend any contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of a Group Company;

(F)	amend or otherwise modify (or agree to do so), or violate the terms of, any material contract of any Group Company;

(G)	commence or settle any litigation;

(H)	declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Securities in a Group Company (other than any dividends due and payable pursuant to and in accordance with the terms of issue of the Redeemable Preference Shares in the Company), or split, combine or reclassify any such Securities or issue or authorise the issuance of any other Securities in respect of, in lieu of or in substitution for Securities in a Group Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any Securities of a Group Company;

(I)	issue, grant, deliver or sell or authorise or propose the issue, grant, delivery or sale of, or purchase or propose the purchase of, any Securities in a Group Company or any Securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating a Group Company to issue or purchase any such Securities or other convertible securities;

(J)	cause or permit any amendments to the constitution of a Group Company;

(K)	acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organisation or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Group Companies;

(L)	sell, lease, license or otherwise dispose of any properties or assets, except properties or assets in the ordinary course of business;

(M)	incur any indebtedness for borrowed money or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

(N)	grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

(O)	grant any severance or termination pay to any director, officer, employee, consultant or contract worker, except pursuant to already existing commitments or any statutory commitments;

(P)	adopt or amend any employee benefit plan, or enter into any employment contract or otherwise employ any person, pay or agree to pay any special bonus or special remuneration to any director, employee, consultant or contract worker, or increase the salaries or wage rates of its employees, consultants or contract workers, all except pursuant to already existing commitments or any statutory commitments;

(Q)	revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable;

(R)	pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the most recent consolidated balance sheet of the Group Companies; or

(S)	make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes.

(b)	Clause 4.1(a) does not apply to transactions entered into pursuant to, or contemplated by, this agreement.

(c)	Until Completion, each of Hume, Johnson and the Company must use all reasonable endeavours to ensure that each Employee remains an employee of the relevant Group Company.

(d)	Nothing in this clause 4.1 requires a Group Company to seek the prior consent of the Buyer or Vignette to the termination of employment of an Employee in circumstances requiring and justifying summary dismissal of the Employee by the Group Company, provided that the Company provides full written details of the termination to the Buyer or Vignette as soon as practicable after termination.

(e)	The parties acknowledge that the Company will redeem the Redeemable Preference Shares for the Redeemable Preference Shares Amount prior to Completion. Nothing in this clause 4.1 requires the Company to seek the prior consent of the Buyer or Vignette to redeem the Redeemable Preference Shares for the Redeemable Preference Shares Amount.

4.2	Access for the Buyer

Until Completion, the Sellers will, after the Buyer gives reasonable notice to the Sellers, permit the Buyer and its employees, agents and contractors to have reasonable access during normal business hours to:

(a)	the Business at the premises at which the Business is conducted;

(b)	any information in relation to the Business; and

(c)	any personnel employed or engaged in the Business,

and allow the Buyer to consult the Group Companies’ auditors with respect to the Group Companies, in each case so long as such persons do not unreasonably interfere with the ordinary and proper conduct of the Business.

4.3	No-talk no-shop

(a)	From the Effective Date until the first to occur of its termination or Completion neither the Sellers nor the Company will directly or indirectly, through any Officer, director, shareholder, employee, affiliate or agent, or otherwise, take any action to solicit, initiate, seek, entertain, encourage, support, assist, or participate in any negotiations regarding, or cooperate with any inquiry, proposal or offer from, or furnish any information to, any third party regarding any merger or consolidation with or involving a Group Company or any acquisition of any shares in, or stock or any material assets (excluding ordinary course non-exclusive licences) of a Group Company (an Acquisition Transaction).

(b)	The Company and the Sellers agree to suspend any such negotiations in progress as of the Effective Date during such period and that, in no event, will the Company or the Sellers accept or enter into an agreement, or approve or recommend a proposal, concerning any Acquisition Transaction during the period.

(c)	The Company and the Sellers will immediately notify the Buyer after the receipt by the Company or a Seller (or any of its Officers, directors, employees, affiliates or agents) of:

(i)	any proposal for, or inquiry regarding, any Acquisition Transaction;

(ii)	any request for non public information in connection with such proposal or inquiry; or

(iii)	any request for access to the properties, books, or records of a Group Company by any person or entity that informs the Company or the Sellers that it is considering making or has made such a proposal or inquiry.

(d)	Such notice shall indicate the identity of the person or entity making the proposal or request and the terms and conditions of such proposal or request in reasonable detail, to the extent permitted under the terms of any confidentiality agreement in effect as of the Effective Date.

4.4	Term sheet termination

Upon the Effective Date, the Term Sheet dated 18 November 2003 (including Appendix A to the Term Sheet) entered into by the Company and Vignette (Term Sheet) is terminated and no party has any further rights or obligations under the Term Sheet, except pursuant to a right or obligation which arises before termination.

5A.	COMPANY PLAN

5A.1	Cancellation of Company Plan

(a)	On or before Completion, at the request of the Buyer, the Company will cancel the Company Plan and all of the Company Options.

(b)	The Company undertakes that it will pay the Option Holders the Option Holder Compensation (subject to final calculation of Tranche 2 and Tranche 3), as the compensation for the loss, calculated in accordance with schedule 12, incurred by each of the Option Holders as a result of the cancellation of the Company Plan and all of the Company Options pursuant to paragraph (a) above.

5A.2	Option Holder Compensation

(a)	At Completion, the Sellers will calculate and provide the Buyer an Option Holder Compensation Payment Schedule.

(b)	The Option Holder Compensation will comprise 3 components paid to each Option Holder in accordance with this clause.

(c)	The first component (“Tranche 1”) is to be calculated in accordance with Part B of schedule 12 and:

(i)	the Individual Net Completion Cash (schedule 12 Part B paragraph 3) must be paid by the Company to each Option Holder on Completion in accordance with the Option Holder Compensation Payment Schedule; and

(ii)	the Buyer must subscribe for shares in the Company on Completion for a subscription amount equal to the Net Completion Cash (schedule 12 Part B paragraph 1) and procure that the Company uses those subscription funds to satisfy its obligations under clause 5A.2(c)(i).

(d)	The second component (“Tranche 2” ) is to be calculated in accordance with Part C of schedule 12 and:

(i)	the Individual Optionholder Disposal Compensation (Schedule 12 Part C) must be paid by the Company to each Option Holder in accordance with the Option Holder Compensation Payment Schedule immediately upon receipt of the funds referred to in clause 5A.2(d)(ii);

(ii)	subject to subparagraph (B):

(A)	each of the Buyer and Vignette undertakes that as soon as practicable after S-3 Registration and not later than the first full trading day following the date on which S-3 Registration occurs, Vignette will issue the OH Compensation Shares and sell or place those shares through a registered broker-dealer on market and provide the proceeds of that sale net of brokerage and related fees to the Buyer;

(B)	Vignette may at its discretion pay to the Buyer an amount equal to the number of OH Compensation Shares multiplied by the volume weighted average price for Vignette Shares on the first full trading day following the date on which S-3 Registration occurs in satisfaction of its obligations under subparagraph (A) above. The parties acknowledge that if Vignette elects to satisfy its obligations under subparagraph (A) as provided for in this subparagraph (B) and meets those obligations then Vignette will not be required to issue the OH Compensation Shares; and

(iii)	on receipt of the amount payable by Vignette to the Buyer under clause 5A.2(d)(ii), the Buyer must subscribe for shares in the Company for a subscription amount equal to that amount and procure that the Company uses those subscription funds to satisfy its obligations under clause 5A.2(d)(i) (Free Disposal Value—Schedule 12 Part C) and to meet its obligations under 5A.2(g).

(e)	The third component (“Tranche 3”) is to be calculated in accordance with Part D of schedule 12 but subject to the operation of the Escrow Agreement and the Contingency Amount Escrow Agreement (as relevant) which must be paid at the direction of the Company by the Escrow Agent to each Option Holder in accordance with the Option Holder Compensation Payment Schedule at the same time as any funds are released to the Sellers in accordance with the Escrow Agreement or the Contingency Amount Escrow Agreement (if any) as relevant.

(f)	On Completion the Buyer will subscribe for shares in the Company for a subscription amount equal to the aggregate of:

(i)	the Aggregate Amount Contributed to Base Escrow (Schedule 12 Part B paragraph 1 as AACBE) ; and

(ii)	the Aggregate Amount Contributed to Contingency Escrow (Schedule 12 Part B paragraph 1 as AACCE),

and the Buyer must procure that the Company pays to the Escrow Agent:

(iii)	an amount equal to AACBE to be held on the terms of the Escrow Agreement and comprising part of the Hold Back Consideration; and

(iv)	an amount equal to AACCE to be held on the terms of the Contingency Amount Escrow Agreement and comprising part of the Contingency Amount.

(g)	On receipt of the subscription amount payable by the Buyer to the Company under clause 5A.2(d)(iii), the Company must, and the Buyer must procure that the Company must, pay to the Escrow Agent:

(i)	the Base Escrow Value (Schedule 12 Part C); and

(ii)	the Contingency Escrow Value (Schedule 12 Part C).

5A.3	Option Holder Compensation Indemnity

Subject to each of the Company, the Buyer and Vignette meeting its obligations under clauses 5A.1 and 5A.2, each Seller indemnifies each Group Company, the Buyer and Vignette in respect of any Loss arising from any Claim made against any Group Company, the Buyer or Vignette by any Option Holder in respect of the cancellation of the Company Plan and of the Company Options held by that Option Holder (“Cancellation Loss”) provided that the following procedure applies:

(a)	the Buyer, Vignette or the Company must give written notice of all actual or expected Cancellation Losses and of any Claim by an Option Holder arising from the cancellation of the Company Plan and/or the Company Options (“Compensation Claim”) to the Sellers as soon as reasonably practicable and will ensure that it consults with the Sellers concerning that Claim or Loss;

(b)	the Buyer or Vignette will not itself, nor will it allow the relevant Group Company, to admit, compromise, settle or pay any Cancellation Loss or Compensation Claim or take any other steps which may in any way compromise or prejudice the defence or challenge thereof or the Sellers’ rights under this agreement, without the prior written consent of the Sellers (which must not be unreasonably withheld), except as may be reasonably required in order to prevent any judgment against the relevant Group Company;

(c)	the Buyer will procure that the relevant Group Company will permit the Sellers at the Sellers’ expense to take any reasonable action in the name of that Group Company to defend or otherwise settle the Compensation Claim as the Sellers may reasonably require; and

(d)	the Buyer will ensure that the Sellers are given reasonable access to Officers and employees, and the documents and records, of the Buyer or the relevant Group Company as may be reasonably required by the Sellers in relation to any action taken or proposed to be taken by the Sellers under paragraph (c) above, and the Sellers will not be liable to the Buyer for any Cancellation Loss or any Compensation Claim in respect of which the Buyer does not comply with this clause 5A.3.

5.	COMPLETION

5.1	Time and place of Completion

Completion is to take place on the Completion Date at 12.00pm (Sydney time) at the offices of Blake Dawson Waldron in Sydney or at any other time and place agreed to in writing by the parties.

5.2	What happens at Completion

At Completion, the Sellers must:

(a)	deliver or cause to be delivered to the Buyer:

(i)	the share certificates for the Shares;

(ii)	transfers of the Shares in favour of the Buyer or its nominees:

(A)	duly executed by the Seller in respect of the Shares set out opposite the name of that Seller in schedule 1; and

(B)	save for the payment of stamp duty, in a registrable form;

(iii)	the statutory records and books (as that expression is defined by the Corporations Act) of each Group Company;

(iv)	any common seal (and any duplicate common seal, share seal or official seal) of each Group Company;

(v)	duly completed authorities for the alteration of the signatories of each of the bank accounts of each Group Company in a form specified by the Buyer (acting reasonably) by notice before the Completion Date;

(vi)	the written resignations of each director, secretary and public officer of each Group Company on terms that they have no outstanding claims against that Group Company;

(vii)	proxy forms duly completed in accordance with the constitution of the Company, or powers of attorney, appointing the Buyer’s nominees as proxy or attorney of the Sellers as the registered holders of the Shares set out opposite their names in schedule 1;

(viii)	evidence of the discharge of all charges registered against each Group Company;

(ix)	a copy of a valid elective resolution passed by the shareholders of TT Limited which authorises TT Limited to dispense with the English law requirement to hold annual general meetings and to lay accounts at general meetings together with evidence that such resolution has been filed with the Companies Registry of England and Wales;

(x)	a copy of a valid resolution of the board of directors of TT Limited in which:

(A)	it is noted that an elective resolution of the members of TT Limited had not previously been passed to dispense with the English law requirement to hold annual general meetings and to lay accounts at general meetings; and

(B)	it is noted that a valid elective resolution has since been passed for the purposes of ratification and filed at the Companies Registry of England and Wales;

(xi)	a copy of a valid resolution of the board of directors of TT Limited in which:

(A)	it is noted that a special resolution of the shareholders of TT Limited, dated 11 July 1996, together with an amended copy of the Articles of Association of TT Limited had not been filed at the Companies Registry of England and Wales within the necessary time limit; and

(B)	it is noted that a copy of the special resolution amending the Articles of Association of TT Limited, together with a copy of the amended Articles of Association of TT Limited, has since been filed at the Companies Registry of England and Wales and that any fine levied for late filing of those documents has been paid;

(xii)	evidence that the special resolution and amended Articles of Association referred to in paragraph 5.2(a)(xi) have been filed with the Companies Registry of England and Wales;

(xiii)	any other document which the Buyer (acting reasonably) requires to obtain good title to the Shares; and

(xiv)	a written resignation from each of Hume and Johnson as employees of the Company and an executed deed of release in favour of each Group Company from each of Hume and Johnson in respect of any Claims arising from their employment or their cessation of their respective employment with the Company (other than in respect of any accrued but unpaid salary or annual leave or long service leave entitlement), each in a form acceptable to the Buyer acting reasonably and effective from Completion;

(b)	procure that a duly convened meeting of the directors of the Company is held at which it is resolved:

(i)	subject to payment of stamp duty, to cancel the existing share certificates issued by the Company, to register the transfers of the Shares and to issue new share certificates for the Shares in the name of the transferee;

(ii)	subject to receipt of written consents to act, to appoint such directors, secretaries and public officers of the Company as are nominated by the Buyer;

(iii)	to revoke all existing authorities to operate the bank accounts of the Company, and to appoint such persons as are nominated by the Buyer as signatories to those bank accounts; and

(iv)	to transact any other business which the Buyer may reasonably require;

(c)	procure that a duly convened meeting of the directors of each Subsidiary is held at which it is resolved:

(i)	subject to receipt of written consents to act, to appoint such directors, secretaries and public officers of that Subsidiary as are nominated by the Buyer;

(ii)	to revoke all existing authorities to operate the bank accounts of that Subsidiary, and to appoint such persons as are nominated by the Buyer as signatories to those bank accounts; and

(iii)	to transact any other business which the Buyer may reasonably require; and

(d)	do and execute all other acts and documents which this agreement requires the Sellers to do or execute at Completion.

5.3	Possession and operating control

At Completion the Sellers must place the Buyer in possession and effective operating control of each Group Company.

5.4	Payment of the Purchase Price less deductions

At Completion, the Buyer or Vignette must pay the Purchase Price less:

(a)	the Hold Back Consideration;

(b)	the Contingency Amount;

(c)	the Excess Expenses Consideration;

(d)	the Option Holder Compensation (minus that part of the Option Holder Compensation comprising part of the Hold Back Consideration and the Contingency Amount (as relevant)); and

(e)	the Redeemable Preference Shares Amount,

by distributing the remaining cash and Vignette Shares to the Sellers in proportion to their holdings of Shares as set out in Schedule 1.

5.5	Calculation of Purchase Price

The total Purchase Price is:

(a)	the A$59,586,864 ; and

(b)	29,814,035 Vignette Shares being US$80 million worth,

and nothing in this agreement will require the Buyer or Vignette to pay any additional consideration for the acquisition by the Buyer of the entire equity interest in the Company.

5.6	Hold Back Consideration

(a)	Subject to clause 5A.2, at Completion, the Hold Back Consideration:

(i)	must be delivered by the Buyer or Vignette to the Escrow Agent to be administered by the Escrow Agent in accordance with the terms of the Escrow Agreement;

(ii)	in the case of the cash component, must be held in Australian currency; and

(iii)	in the case of the Vignette Shares component, must be certificated.

(b)	The Hold Back Consideration (subject to clause 9.1(d)) is to be set off by the Buyer against any Successful Buyer Claim by delivery of a Release Notice to the Escrow Agent and the extent of the liability of the Sellers in respect of the Successful Buyer Claim will be reduced by that amount.

(c)	Unless the Buyer or Vignette and the Sellers otherwise agree in writing, the Hold Back Consideration set-off by the Buyer against any Successful Buyer Claim (or retained by the Escrow Agent for Outstanding Buyer Claims) must be set off (or retained) against the OHC Cash Consideration on the one hand, and the Seller’s Hold Back

Consideration on the other and in the case of the Seller’s Hold Back Consideration proportionately against both the Vignette Shares component and the cash component of the Seller’s Hold Back Consideration in accordance with clause 3.1(a) of the draft agreement in schedule 13. Capitalised terms used in this clause which are not defined in clause 1.1 of this agreement have the meanings given to those terms in the draft agreement comprising schedule 13.

(d)	If on the date which is 12 months after the Completion Date there are any Outstanding Buyer Claims, the Buyer must within 5 Business Days provide an Outstanding Buyer Claims Notice to the Escrow Agent.

(e)	An Outstanding Buyer Claim will cease to be an Outstanding Buyer Claim and, for the purposes of paragraph (f) will be taken to be finally determined, unless:

(i)	subject to subparagraph (ii), by the date which is 18 months after the Completion Date, it has been:

(A)	admitted or satisfied by the Sellers;

(B)	settled between the Sellers and the Buyer or Vignette; or

(C)	referred to a court of competent jurisdiction by the Buyer instituting and serving legal proceedings against the Sellers in relation to the Outstanding Buyer Claim; or

(ii)	it relates to a Claim which has been made or threatened in writing against the Buyer by a third party which may reasonably result in a Successful Buyer Claim, and which could not reasonably have been settled or litigated or which, due to the Buyer’s strategy to minimise the Claim, has not been settled or litigated.

(f)	Upon final determination of any Outstanding Buyer Claim, if there remains any Hold Back Consideration that has not been set off against any Successful Buyer Claim the Buyer must, within 5 Business Days of such final determination, deliver a Release Notice to the Escrow Agent.

(g)	Notwithstanding any other provision of this agreement, the parties will take all steps which they are reasonably able to ensure that, as between themselves, the Hold Back Consideration is dealt with in accordance with clause 3 of the draft agreement in schedule 13.

5.7	Manner of making certain deductions from the Purchase Price

For the purposes of clause 5.4, each of the Excess Expenses Consideration (if any) and the Redeemable Preference Shares Amount must be deducted from the cash component of the Purchase Price.

5.8	[Clause not used]

5.9	Contingency Amount

(a)	In the event that the consent set out in Part A of schedule 16 has not been obtained prior to the Completion Date, the provisions set out in that schedule will apply.

(b)	Each of the Sellers, the Company, the Buyer and Vignette must do all that they are reasonably able to do (which, without limitation, would not include the payment of any money by Vignette, the Buyer or any Group Company) to obtain the consent set out in Part A of schedule 16 including but not limited to the matters set out in Part B of schedule 16 and the matters set out in clause 3.7 of the draft agreement comprising schedule 17.

5.10	Manner of payment

The Buyer or Vignette must pay the cash component of the Purchase Price to be paid on Completion:

(a)	(Seller direction) to each Seller (in the proportions specified in clause 5.4) or as each Seller may direct by notice to the Buyer; and

(b)	(Bank cheque) by bank cheque or in any other form the relevant Seller and the Buyer or Vignette agree on in writing.

5.11	Obligations interdependent

(a)	The obligations on each party in clauses 5A.2(a), 5A.2(c), 5.2, 5.3, 5.4, 5.6(a), 5.9(a) and 5.10 are interdependent and are to be carried out contemporaneously. No delivery or payment will be deemed to have been made until all deliveries and payments have been made. The parties are not required to proceed to Completion unless all the parties comply with their obligations under clauses 5A.2(a), 5A.2(c), 5.2, 5.3, 5.4, 5.6(a), 5.9(a) and 5.10.

(b)	If a party fails to comply fully with its obligations under clauses 5A.2(a), 5A.2(c), 5.2, 5.3, 5.4, 5.6(a), 5.9(a) and 5.10:

(i)	each party must return to the other all documents delivered to it under those clauses;

(ii)	each party must repay to the other all payments received by it under those clauses; and

(iii)	each party must do everything reasonably required by the other party to reverse any action taken under those clauses.

(c)	A failure by a party to comply with its obligations under clauses 5A.2(a), 5A.2(c), 5.2, 5.3, 5.4, 5.6(a), 5.9(a) and 5.10 (the party is referred to as the defaulting party) does not prejudice any rights any other party may have against the defaulting party. Without limiting the generality of this clause 5.11(c):

(i)	clause 9 (including the cap on liability set out in clause 9.2) does not apply to Claims in relation to the failure; and

(ii)	any other party may make a Claim against the defaulting party for damages that include consequential loss, or for damages under sections 51A, 52 or 53 of the Trade Practices Act 1974 (Cth) or under the corresponding provisions in force in a State or Territory.

6.	REGISTRATION AND HOLDING LOCKS

6.1	S-3 Registration

(a)	Within 10 Business Days after Completion, Vignette shall file an S-3 Registration Statement (the “Registration Statement”) covering the Payment Shares and OH Compensation Shares (“Registrable Securities”).

(b)	Such Registration Statement shall comply in form with all applicable SEC requirements. Vignette shall use all reasonable best efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Vignette shall request the immediate acceleration of the effectiveness of the Registration Statement as soon as practicable but in no event later than two (2) business days after any notification by the SEC of its decision not to review the Registration Statement or its determination that it has completed its review of the Registration Statement and has no further comments for Vignette;

(c)	Vignette shall keep the Registration Statement effective until the earlier of (i) the date on which all Registrable Securities shall have been registered and sold pursuant to the Registration Statement, or (ii) such time as all outstanding Registrable Securities may be sold within a three month period under Rule 144, as it may be amended from time to time.

(d)	With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, for so long as any Seller owns any Registrable Securities, Vignette shall:

(i)	make and keep adequate, current public information available, as required by and defined in Rule 144, at all times;

(ii)	use its best efforts to file with the SEC in a timely manner all reports and other documents required of Vignette under the Securities Exchange Act; and

(iii)	so long as any Seller owns any Registrable Security, furnish to the Seller forthwith upon request, a written statement by Vignette as to its compliance with the reporting requirements of said Rule 144, a copy of the most recent annual or quarterly report of Vignette and such other reports and documents of Vignette as a Seller may reasonably request in availing itself of any rule or regulation of the SEC allowing a stockholder of Vignette to sell any such securities without registration.

6.2	Holding lock on Minority Locked Scrip

(a)	The Minority Locked Scrip will be issued subject to restrictions on Disposal as set out in this clause 6.2.

(b)	Subject to paragraph (c), each Seller must not Dispose of any of their Minority Locked Scrip until:

(i)	the date on which the Registration Statement has been declared effective—from which date 40% of their Minority Locked Scrip may be Disposed of;

(ii)	the day which is 90 days after Completion—from which time a further 15% of their Minority Locked Scrip may be Disposed of;

(iii)	the day which is 180 days after Completion—from which time a further 15% of their Minority Locked Scrip may be Disposed of;

(iv)	the day which is 270 days after Completion—from which time a further 15% of their Minority Locked Scrip may be Disposed of; and

(v)	the day which is 360 days after Completion—from which time the remainder of their Minority Locked Scrip may be Disposed of.

(c)	The restrictions in this clause 6.2 cease to apply, and all Minority Locked Scrip may be Disposed of, if:

(i)	a Change of Control of Vignette occurs; or

(ii)	Thomas E. Hogan ceases to be the Chief Executive Officer of Vignette, at any time after the Effective Date.

(d)	Nothing in this clause 6.2 prevents any Seller from entering into any hedging transaction designed to hedge currency risk only.

(e)	The certificates evidencing the Minority Locked Scrip will bear an appropriate legend relating to the restrictions on Disposal set out in this clause 6.2.

6.3	Holding lock on, and sale facility for, Majority Locked Scrip

(a)	Subject to paragraph (b), the Majority Locked Scrip will be issued subject to restrictions on Disposal as set out in this clause 6.3.

(b)	Notwithstanding anything in this clause 6.3, the Sellers (at the same time) may sell any or all of their Majority Locked Scrip as a block to a licensed broker dealer on the Nasdaq National Market (each a “Block Trade”), provided that:

(i)	the Sellers are permitted no more than 2 Block Trades during the term of this agreement;

(ii)	if the Sellers sell their Majority Locked Scrip in more than one Block Trade, at least 90 days elapses between each Block Trade; and

(iii)	each Block Trade is made in consultation with, and with the assistance of, Morgan Stanley & Co. Incorporated (“Morgan Stanley”) or, if the Sellers solicit bids for any Block Trade from investment banks other than Morgan Stanley, the Sellers will provide Morgan Stanley with:

(A)	notice and a description of any such bids received; and

(B)	the opportunity to submit a competing bid once all other bids have been received by the Sellers,

provided however after said competing bid is submitted by Morgan Stanley, said bid may be disclosed to other investment banks by the Sellers to solicit a competing bid. If said competing bid provides a higher price for the relevant proposed Block Trade and the Sellers propose to accept said competing bid price, then notice and a description of the proposed competing bid price will be provided to Morgan Stanley before the Block Trade occurs.

(c)	Subject to paragraphs (b) and (d), each Seller must not Dispose of any of their Majority Locked Scrip until:

(i)	the date on which the Registration Statement has been declared effective—from which date 40% of their Majority Locked Scrip may be Disposed of;

(ii)	the day which is 90 days after Completion—from which time a further 15% of their Majority Locked Scrip may be Disposed of;

(iii)	the day which is 120 days after Completion—from which time a further 20% of their Majority Locked Scrip may be Disposed of; and

(iv)	the day which is 180 days after Completion—from which time a further 25% of their Majority Locked Scrip may be Disposed of.

(d)	The restrictions in this clause 6.3 cease to apply, and all Majority Locked Scrip may be Disposed of, if a Change of Control of Vignette occurs at any time after the Effective Date.

(e)	Nothing in this clause 6.3 prevents any Seller from entering into any hedging transaction designed to hedge currency risk only.

(f)	The certificates evidencing the Majority Locked Scrip will bear an appropriate legend relating to the restrictions on Disposal set out in this clause 6.3.

6.4	Listing

Prior to Completion, Vignette will take all necessary action to cause the Registrable Securities to be authorized for listing on the Nasdaq National Market.

7.	REPRESENTATIONS AND WARRANTIES OF VIGNETTE AND THE BUYER

7.1	General Representations and Warranties of Vignette and the Buyer

Subject to clause 7.3, each of Vignette and the Buyer represents and warrants for the benefit of the other parties that each of the statements made below by Vignette and the Buyer in this clause 7.1, (i) is true, complete and accurate in all material respects at the Effective Date and (ii) will be true, complete and accurate in all material respects at Completion, except that a statement which states it is made as at only one of those dates is made only as at that date:

(a)	(status) it is duly incorporated and validly exists under the laws of its place of incorporation and is duly qualified or licensed as a foreign corporation to do business, and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification or licensing necessary (unless the failure to be so qualified would not cause a Vignette Material Adverse Change), and the Buyer was formed to engage in the transactions contemplated by this agreement and has engaged in no business other than in connection with the transactions contemplated hereby;

(b)	(power) it has full legal capacity and power to:

(i)	own its property and to carry on its business; and

(ii)	enter into this agreement and to carry out the transactions that this agreement contemplates;

(c)	(certificate of incorporation and bylaws) it has furnished or made available to the Sellers a complete and correct copy of its certificate of incorporation and bylaws, as amended to date. Such certificate of incorporation and bylaws are in full force and effect and it is not in violation of the provisions of its certificate of incorporation or bylaws;

(d)	(corporate authority) it has taken all corporate action that is necessary or desirable to authorise its entry into this agreement and the carrying out of the transactions that this agreement contemplates;

(e)	(Authorisations) it holds each Authorisation that is necessary or desirable to enable it to properly execute this agreement and to carry out the transactions that this agreement contemplates, or ensure that this agreement is legal, valid and binding and admissible in evidence, and it is complying with any conditions to which any of these Authorisations is subject;

(f)	(documents effective) this agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, subject to any necessary stamping, and there is no circumstance which could make this agreement or any transaction contemplated by it void, voidable or unenforceable under any applicable law about insolvency or bankruptcy;

(g)	(no contravention) neither its execution of this agreement nor the carrying out by it of the transactions that this agreement contemplates, does or will in any material way:

(i)	contravene any law to which it, its subsidiaries, or any of its or its subsidiaries’ property is subject or any order of any Government Agency that is binding on it or any of its property;

(ii)	contravene any Authorisation;

(iii)	contravene, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default), or impair its rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of Vignette of any of its subsidiaries, under any undertaking or instrument binding on it or any of its subsidiaries or it or any of its subsidiaries’ property; or

(iv)	contravene its constitution, or with respect to Vignette, its certificate of incorporation and bylaws,

except that in case of subparagraphs (i) or (iii) above for any such conflicts, violations, breaches, defaults or other occurrence that would not, individually or in the aggregate, have a Vignette Material Adverse Change;

(h)	(no trust) it is not entering into this document as trustee of any trust or settlement;

(i)	(duly issued) the Vignette Shares to be issued in accordance with this agreement will at Completion be:

(i)	duly authorised, validly issued, fully paid and nonassessable;

(ii)	free and clear of all pre emptive rights or other encumbrances, except as specifically provided for in this agreement; and

(iii)	issued in compliance with applicable U.S. Federal and state securities laws;

(j)	(sufficient financing) Vignette has and at Completion the Buyer will have available all of the funds necessary for the payment of the cash component of the Purchase Price;

(k)	(no litigation) no litigation, arbitration, mediation, conciliation or administrative proceeding is taking place, pending or to Vignette’s knowledge threatened, whose outcome could, and there is no outstanding judgment, decree, injunction, or rule that is reasonably likely to, have a Vignette Material Adverse Change or a material adverse effect on the ability of Vignette or the Buyer to perform their obligations under this agreement, or that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this agreement (including without limitation any actions required to be taken by Vignette after Completion);

(l)	(SEC filings) Vignette has filed with the SEC each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing required to be filed with the SEC by Vignette prior to the Effective Date, and, prior to the Completion Date, Vignette will have filed with the SEC, and furnished the Company with true and complete copies of, any additional documents required to be filed with the SEC by Vignette prior to the Completion Date (collectively, “the Vignette SEC Documents”). All documents required to be filed as exhibits to the Vignette SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Vignette nor any of its subsidiaries is in default thereunder where default would reasonably be expected to have a Vignette Material Adverse Change. The Vignette SEC Documents were timely filed and, as of their respective filing dates, complied in all material respects with the requirements of the Securities Exchange Act and the Securities Act, and none of the Vignette SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Vignette SEC Document which was filed prior to the Effective Date or where such failure would not cause a Vignette Material Adverse Change. Vignette has furnished to the Company a complete and correct copy of any amendment or modification, which have not yet been filed with the SEC but which are required or intended to be filed, to the Vignette SEC Documents or any agreements, documents or other instruments previously filed by Vignette with the SEC. Since the adoption of the Sarbanes-Oxley Act, Vignette has complied in all material respects with the laws, rules and regulations under the Sarbanes-Oxley Act, and Vignette is eligible to register Vignette Shares on a Form S-3 Registration Statement; and none of Vignette’s subsidiaries is required to file any forms, reports or other documents with the SEC;

(m)	(No Vignette Changes) except as disclosed in the Vignette SEC Documents filed prior to the Effective Date, since 30 September 2003, Vignette and its subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practices and, since such date, there has not been (i) any change, event, circumstance, development or effect that, individually or in the aggregate, has had, or is reasonably likely to have, a Vignette Material Adverse Change; (ii) any amendment or change in the certificate of incorporation or bylaws of Vignette; (iii) any change in Vignette’s accounting methods, principles, or practices; (iv) any revaluation of any of Vignette’s or any subsidiary’s assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (v) any declaration, issuance or payment of any dividend or other distribution (whether in cash, stock or property or any thereof), other than inter-company dividends or distributions among Vignette and any of its wholly-owned direct and indirect subsidiaries;

(n)	(Compliance with Laws) Vignette has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, except for such violations or failures to comply as could not reasonably be expected to have a Vignette Material Adverse Change;

(o)	(Capital Structure) the authorised capital stock of Vignette consists of 500,000,000 shares of Vignette common stock and 30,000,000 shares of Vignette preferred stock, of which 260,053,388 shares of Vignette common stock and no shares of Vignette preferred stock were issued and outstanding as of the close of business on 31 December 2003. As of the close of business on 31 December 2003, an aggregate of 55,625,344 shares of Vignette common stock were reserved for issuance pursuant to Vignette’s stock option plans and employee stock purchase plan (subject to increase for any expiration, termination, lapse or forfeiture of currently outstanding options and any forfeiture or repurchase of currently outstanding unvested shares under Vignette’s stock option plans and employee purchase plan), and 40,825,136 shares were subject to outstanding, unexercised options. All of the issued shares of the Buyer are owned by Vignette; and

(p)	(Financial Statements) the financial statements of Vignette, including the notes thereto, included in the Vignette Form 10-K filed with the SEC on 28 March 2003 and Form 10-Q filed with the SEC on 14 November 2003 fairly present the consolidated financial condition and operating results of Vignette and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments), complied as to form in all material respects with applicable accounting requirements and with the applicable published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP.

7.2	Termination for breach of warranty

The Sellers may, on or before Completion, elect to treat any breach of one or more of the warranties given by the Buyer or Vignette under clause 7.1 which results in a Vignette Material Adverse Change as a breach of a condition entitling the Sellers to accept that breach so ending the unperformed obligations of the Sellers under this document. This clause 7.2 does not limit any other right or remedy of the Sellers arising upon the making of that election.

7.3	Exceptions to warranties

The Sellers will not claim that any fact or matter causes any of the warranties given by the Buyer and Vignette under clause 7.1 to be untrue or misleading or causes them to be breached if the fact or matter is something which is disclosed in any document filed by Vignette with the SEC prior to the day which is five Business Days before the Effective Date.

7.4	Hume’s indemnity for personal obligations

(a)	Each of the Buyer and Vignette indemnifies Hume against any Loss suffered by Hume as a result of any Claim made against Hume from matters or circumstances occurring in accordance with Ordinary Trading Activities before Completion for legitimate and reasonable Business expenses pursuant to the terms of any personal guarantee given by Hume in respect of an American Express corporate credit card held by an employee of a Group Company in their capacity as an employee of a Group Company.

(b)	Each of the Buyer and Vignette indemnifies Hume against any Loss suffered by Hume as a result of any Claim made against Hume from matters or circumstances occurring after Completion pursuant to the terms of any personal guarantee given by Hume in respect of an American Express corporate credit card held by an employee of a Group Company in their capacity as an employee of a Group Company, but the indemnity does not cover the use of the credit card by Hume or Johnson after Completion.

7.5	Johnson’s indemnity for personal obligations

(a)	Each of the Buyer and Vignette indemnifies Johnson against any Loss suffered by Johnson as a result of any Claim made against Johnson from matters or circumstances occurring in accordance with Ordinary Trading Activities before Completion for legitimate and reasonable Business expenses pursuant to the terms of any personal guarantee given by Johnson in respect of an American Express corporate credit card held by an employee of a Group Company in their capacity as an employee of a Group Company.

(b)	Each of the Buyer and Vignette indemnifies Johnson against any Loss suffered by Johnson as a result of any Claim made against Johnson from matters or circumstances occurring after Completion pursuant to the terms of any personal guarantee given by Johnson in respect of an American Express corporate credit card held by an employee of a Group Company in their capacity as an employee of a Group Company, but the indemnity does not cover the use of the credit card by Hume or Johnson after Completion.

7.6	Company’s indemnity for Employment Acknowledgement

If compliance with clause 2.3(a) in relation to the condition in clause 2.1(c) results in any Claim against the Company by a Key Employee for redundancy, each of the Buyer and Vignette indemnifies the Company against any Loss suffered by the Company resulting from that Claim.

8	REPRESENTATIONS AND WARRANTIES OF THE SELLERS

8.1	Terms

Each Seller represents and warrants for the benefit of the Buyer that each of the statements set out in schedule 3:

(a)	is true, complete and accurate in all material respects at the Effective Date; and

(b)	will be true, complete and accurate in all material respects at Completion,

except that a statement which states it is made as at only one of those dates is made only as at that date.

8.2	Indemnity by Sellers

Subject to clause 9, each Seller must indemnify the Buyer against and must pay the Buyer on demand the amount of:

(a)	(Warranty breaches) any Loss to the extent that the Loss arises from or is connected with any breach of any Warranty (other than a breach covered by clause 11.1) or of any other provision of this document;

(b)	(reduced Share value) any Loss incurred by the Buyer because the Shares were worth less than they would have been worth had there been no breach of that kind;

(c)	(Tax) any Tax which may be incurred by the Buyer arising from the performance by a Seller of its obligations under this indemnity; and

(d)	(costs) expenses of consultants, and legal expenses on a full indemnity basis, incurred by the Buyer in connection with any Loss covered by this indemnity.

8.3	Exceptions to the Warranties

The Warranties are not breached by, and the Warranties are qualified by, and the Buyer cannot make a Buyer Claim in respect of:

(a)	anything contained in the Accounts, the Disclosure Letter (reasonably apparent in respect of any Warranty) or this agreement; or

(b)	anything that may be deduced from anything referred to in clause 8.3(a),

and the Buyer will not claim that any fact or matter causes any of those Warranties to be untrue or misleading or causes them to be breached if the fact or matter:

(c)	is something which is disclosed in this agreement, in the Accounts or in the Disclosure Letter (reasonably apparent in respect of any Warranty); or

(d)	is something which, on the day which is five Business Days before the Effective Date, would have been revealed on the face of the results of a search of any of the following (without having to refer to any other document referred to in the results of the search):

(i)	a current (only) extract of the Company from the Australian Securities and Investments Commission Database available through the on-line service operated by National Data Centre;

(ii)	the entries regarding TT Limited available through the on-line facility of the Companies Registry of England and Wales;

(iii)	the trade marks registers in Australia and the United States of America for any trade mark described in schedule 10; and

(iv)	a search of the current register of the title of the land in respect of which there is a Property in Australia.

8.4	Vignette’s and Buyer’s reliance on their own enquiries

(a)	Each of Vignette and the Buyer acknowledges and warrants that:

(i)	it negotiated the terms of this agreement and any other agreements associated with this agreement with the assistance of its legal advisers and accountants;

(ii)	it enters into this agreement solely as a result of its own due diligence, investigations, inquiries, advice and knowledge concerning any member of the Group Company and the Shares and in reliance on the Warranties; and

(iii)	it does not rely on any representation or warranty made by or on behalf of the Sellers which is not set out in this agreement.

(b)	The Buyer will not bring any Buyer Claim unless it is based solely on and limited to the express provisions of this agreement.

8.5	Treatment of Buyer Claims and payments under Clause 11

Any amount paid by a Seller to the Buyer in respect of a Buyer Claim or payment under clause 11.1 must be adjusted in accordance with clause 9.4 and must be treated for all purposes by the parties as a pro rata change in the purchase price of each Share.

9.	LIMITATION OF LIABILITY

9.1	Limitations of liability

Notwithstanding anything to the contrary contained in this agreement, the Sellers will not be liable for any amount or Loss in respect of a Buyer Claim:

(a)	(Buyer insured) to the extent that the amount or Loss is in respect of an amount for which the Buyer or Vignette has received a payment from an insurer under an insurance policy;

(b)	(Buyer’s knowledge) where the Sellers establish that the specific facts and circumstances giving rise to the Buyer Claim were within the actual knowledge of the Buyer or Vignette as at the Effective Date;

(c)	(Buyer’s own actions) to the extent that the amount or Loss has arisen as a result of or in consequence of any voluntary act, omission, transaction or arrangement of or on behalf of the Buyer or Vignette after the Effective Date (other than the provision of any consent contemplated by this agreement);

(d)	(minimum aggregate) unless and until the aggregate liability of the Sellers in respect of all Buyer Claims exceeds US$300,000, in which case the Buyer may claim all amounts including the first US$300,000;

(e)	(Legislation) to the extent that the amount or Loss has arisen as a result of or in respect of, or to the extent that the amount or Loss arises from any act, matter, omission, transaction or circumstance which would not have occurred but for, any legislation not in force at the Effective Date, or any change of any law or administrative practice of any Government Agency, including any legislation or change which takes effect retrospectively, or any increase in the rates of Tax or any imposition of Tax not in effect at the Effective Date; and

(f)	(Notice and access) unless the Buyer has:

(i)	given the Sellers reasonably timely notice in writing of each material fact or circumstance which gives rise to the Buyer Claim;

(ii)	given the Sellers reasonable access to all relevant records, correspondence and information as the Sellers may reasonably request (but only to the extent that that information relates to the Buyer Claim); and

(iii)	allowed the Sellers, at the Sellers’ expense, a reasonable period in the circumstances having regard to the nature of the Buyer Claim (but in any event not exceeding three weeks from the date notice is given under subparagraph (i)) to investigate (including reasonable access to the Officers of the relevant Group Company under the supervision of the Buyer) the facts or circumstances which give rise to the Buyer Claim.

9.2	Cap on Claims

(a)	Subject to clause 9.2(b), the maximum aggregate liability of the Sellers for all Buyer Claims and other claims against the Sellers under or in connection with this agreement or the transactions contemplated by it is limited to the Hold Back Consideration.

(b)	Subject to clauses 9.8 and 11.3, there is no cap on the maximum aggregate liability of the Sellers in respect of any:

(i)	Buyer Claim where it is adjudicated that the Buyer Claim has arisen from or in connection with any:

(A)	fraud; or

(B)	misrepresentation by any of the Sellers made intentionally; or

(ii)	Claim by the Buyer under clauses 5A.3, 10 and 11.1.

9.3	Mitigation of Loss

Where:

(a)	the Buyer Claim arises as a direct result of any intentional act or omission of the Buyer or Vignette after the Effective Date (other than the provision of any consent contemplated by this agreement); and

(b)	either:

(i)	the Buyer or Vignette was aware that such intentional act or omission (including that a Buyer Claim might result) would (or would be likely to) cause or result in the Loss the subject of the Buyer Claim; or

(ii)	the General Counsel or Chief Financial Officer of Vignette was:

(A)	aware of the intentional act or omission of the Buyer or Vignette; and

(B)	aware, or ought reasonably to have been aware, that such intentional act or omission (including that a Buyer Claim might result) would (or would be likely to) cause or result in the Loss the subject of the Buyer Claim,

(each being the “Buyer’s Contribution to Loss”), then,

the Buyer and Vignette must each take all reasonable steps to mitigate any Loss that may result from the Buyer Claim and the Sellers will not be liable for any Loss the subject of that Buyer Claim to the extent of the Buyer’s Contribution to Loss.

9.4	Reimbursement for amounts recovered

(a)	If circumstances giving rise to a Buyer Claim will result in a savings in Tax to the Buyer, a Group Company or any related body corporate of the Buyer where the Buyer, the Group Company or the relevant related body corporate avails itself of proper credits, deductions, allowances and other savings in respect of Tax, the Buyer or the relevant related body corporate of the Buyer will take all steps reasonably necessary and in a timely fashion to avail itself of all such avenues of recovery, at the Buyer’s cost.

(b)	Where a payment in respect of any Successful Buyer Claim leads to a Tax Saving, the Buyer or Vignette must pay the Sellers an amount equal to the Tax Saving less any reasonable costs of the relevant entity in obtaining the Tax Saving.

(c)	To the extent to which an amount paid by the Sellers to the Buyer in respect of any Buyer Claim can be recovered by the Buyer, a Group Company or a related body corporate of the Buyer from any third party, including but not limited to suppliers, manufacturers or insurers, the Buyer and its related body corporate must take all steps reasonably necessary and in a timely fashion to avail itself of all such avenues of recovery (other than in circumstances where the Buyer has received legal advice that pursuance of such recovery would be without reasonable expectation of success or where such action would not be taken by a reasonable person in the position of the Buyer, the relevant Group Company or the relevant related body corporate (as applicable) acting in its own interest), at the Buyer’s cost or assign those rights to the Sellers or permit the Sellers to be subrogated to those rights (as the case may be) and render all necessary assistance to the Sellers to exercise those rights.

(d)	The Buyer or Vignette must reimburse the Sellers for amounts recovered by the Buyer, a Group Company or a related body corporate of the Buyer from any third party (including but not limited to suppliers, manufacturers or insurers) in respect of any matter the subject of a Successful Buyer Claim, less any Tax payable by the Buyer, the relevant Group Company or the relevant related body corporate in respect of the amount recovered.

9.5	Seller must not claim contribution from persons connected with the Buyer

In relation to any Buyer Claim, the Sellers:

(a)	(no contribution claims) must not make a Claim for contribution or for indemnity from the Company, any related body corporate of the Buyer, any related body corporate of the Company, or any Officer, employee, agent or adviser of the Buyer, the Company or any related body corporate of the Buyer or the Company;

(b)	(release) releases each such person from any such Claim;

(c)	(indemnity) must indemnify each such person referred to in paragraph 9.5(a) above against any such Claim;

(d)	(indemnity from other Claims) must indemnify each such person against any Claim by any other person for contribution to or for indemnity from a Buyer Claim (or arising from a Buyer Claim) under or in connection with this agreement (such as a Claim based on a Warranty or on a representation); and

(e)	(third party benefit) acknowledges that the Buyer enters this clause 9.5 for itself, and as trustee for each such person, each of whom may rely on this clause 9.5.

9.6	Third Party Claims

(a)	If any Claims are made or instituted against a Group Company in respect of which the Buyer may seek to make any Claim (Third Party Claim), the following procedure applies:

(i)	the Buyer will give written notice of the Third Party Claim to the Sellers as soon as reasonably practicable and will ensure that it consults with the Sellers concerning that claim;

(ii)	the Buyer will not itself, nor will it allow the Group Company, to admit, compromise, settle or pay any Third Party Claim or take any other steps which may in any way compromise or prejudice the defence or challenge thereof or the Sellers’ rights under this agreement, without the prior written consent of the Sellers (which must not be unreasonably withheld), except as may be reasonably required in order to prevent any judgment against the Group Company;

(iii)	the Buyer will procure that the Group Company will permit the Sellers at the Sellers’ expense to take any reasonable action in the name of the Group Company to defend or otherwise settle the Third Party Claim as the Sellers may reasonably require; and

(iv)	the Buyer will ensure that the Sellers are given reasonable access to Officers and employees, and the documents and records, of the Buyer or the Group Company as may be reasonably required by the Sellers in relation to any action taken or proposed to be taken by the Sellers under clause 9.6(a)(iii).

(b)	The Sellers will not be liable to the Buyer for any Claim arising from a Third Party Claim in respect of which the Buyer does not comply with clause 9.6(a).

9.7	Time limits for bringing Claims

Other than any Buyer Claim in respect of fraud or intentional misrepresentation or any Claim by the Buyer under clause 11, the Buyer cannot make a Buyer Claim in respect of a Warranty, and the liability of the Sellers for a Buyer Claim is absolutely barred, unless within 12 months after Completion, the Buyer gives to the Sellers notice of the Buyer Claim specifying in detail the breach of Warranty which gives rise to the Buyer Claim, the nature of the Buyer Claim, the amount claimed, and how the amount is calculated.

9.8	Sellers’ fraud or intentional misrepresentation

A Seller will only be liable to the Buyer for a Buyer Claim arising from or in connection with any fraud or intentional misrepresentation where:

(a)	in respect of fraud, that Seller:

(i)	committed the relevant act of fraud; or

(ii)	at the time the relevant act of fraud was committed, was knowingly involved in and/or actually aware of the commission of the relevant act of fraud and did not take reasonable steps to prevent or disclose that commission; or

(b)	in respect of intentional misrepresentation, that Seller:

(i)	made that misrepresentation; or

(ii)	at the time the misrepresentation was made, was actually aware of the misrepresentation and did not take reasonable steps to bring the misrepresentation to the attention of the Buyer.

10.	INDEMNITY FOR TT LIMITED LIABILITIES

Each Seller indemnifies the Buyer in respect of any Loss arising out of the failure of TT Limited to comply, prior to Completion, with any of:

(a)	section 18 (Amendments of Memorandum or Articles to be Registered);

(b)	section 241 (Accounts and Report to be Laid Before Company in General Meeting);

(c)	section 252 (Election to Dispense with Laying of Accounts and Reports Before General Meeting);

(d)	section 366 (Annual General Meeting);

(e)	section 366A (Election by Private Company to Dispense with Annual General Meetings); and

(f)	section 380 (Registration, etc of Resolutions and Agreements),

of the Companies Act 1985 (UK) insofar as those provisions apply to any failure by TT Limited to:

(g)	hold an annual general meeting, or lay accounts before its members in general meeting, in respect of any year ending before the Completion Date; or

(h)	file the special resolution of the members of TT Limited dated 11 July 1996 (resolving that the Articles of Association of TT Limited be amended) and the amended Articles of Association at the Companies Registry of England and Wales.

11.	TAXES UP TO THE COMPLETION DATE

11.1	Tax Indemnity

(a)	Subject to clauses 11.3 and 11.4, the Sellers must pay to the Buyer on demand an amount equal to the amount needed to indemnify the Buyer and each Group Company for any Tax Claim Amount payable (or the amount of Tax payable as a result of any credit or rebate denied to each Group Company) by any Group Company to the extent that the Tax arises from or relates to:

(i)	an Event before or on Completion (including one which is taken to have occurred and including one which has a cumulative effect in combination with an Event after Completion);

(ii)	any income, profit or gain earned, accrued or received on or prior to Completion;

(iii)	disallowance of an income tax deduction for an expense, loss or outgoing incurred on or before Completion;

(iv)	any breach of any Tax Warranty;

(v)	any withholding required to be made or any notice required to be given on or prior to Completion;

(vi)	disallowance of a Tax credit, offset or rebate of Tax, such as a dividend rebate, relating to a matter referred to in subparagraph (i), (ii) or (iii) above; or

(vii)	an asset of a Group Company having been before Completion the subject of a claim for rollover relief (such as under Part IIIA of the Tax Act (1936) or Chapter 3 of the Tax Act (1997)),

and any amount payable under this clause 11.1 must be increased to an amount (“Increased Amount”) such that the amount of the increase is equal to the Tax payable on the Increased Amount.

(b)	For the purposes of this clause 11.1, “payable” includes amounts of Tax required to be paid or offset against any credit, rebate, refund, relief, allowance, deduction or Tax losses otherwise due to a Group Company.

11.2	Adjustment to Purchase Price

Any payments received by the Buyer or any Group Company pursuant to this clause 11 shall be adjusted in accordance with clause 8.5 and shall have effect as a pro rata change in the purchase price of each Share.

11.3	Payments under clause 11.1

Notwithstanding anything contained in clause 11.1, the amount payable by each Seller under clause 11.1 shall be limited to each Seller’s Relevant Percentage of the Tax Claim Amount.

11.4	Restrictions on claims under clause 11.1

The obligations of the Sellers under clause 11.1 do not apply in respect of a Tax Claim:

(a)	to the extent that the Tax Claim arises from the failure by the Buyer to supply to the Sellers on a timely basis information available to the Buyer or a Group Company which is reasonably requested by the Sellers in relation to the Tax Claim;

(b)	to the extent that the Tax Claim arises solely from the failure by a Group Company after Completion, in a timely and appropriate manner, to:

(i)	lodge any return, notice, objection or other document that gives rise to or relates to the Tax Claim;

(ii)	claim all or any portion of any relief, allowance, deduction, credit, rebate or right to repayment;

(iii)	disclose or correctly describe in any return, notice, objection or other document relating to the Tax Claim lodged, given or made after Completion, any fact, matter or thing to the extent that it was or might reasonably be expected to have been within the knowledge of either the Buyer or a Group Company; or

(iv)	take any action which a Group Company is required to take under this clause 11.4 or any laws relating to Tax, or which would have been appropriate to take in order to prevent the occurrence or existence of grounds for a Tax Claim;

(c)	to the extent that the Tax Claim arises as a result of the Buyer or a Group Company amending after Completion any Tax returns for a period ending on or prior to the Accounts Date or changing the basis on which the income and deductions in relation to such Tax returns was computed other than in accordance with applicable Tax law;

(d)	to the extent that a provision has been made for the Tax Claim in the Accounts or the management accounts as at 30 November 2003 of the Company;

(e)	to the extent that the Tax Claim has arisen as a result of or in respect of, or to the extent that the Tax Claim arises from any act, matter, omission, transaction or circumstance which would not have occurred but for, any legislation not in force at the Effective Date, or any change of any law or administrative practice of any Government Agency or Taxation Authority, including any legislation or change which takes effect retrospectively, or any increase in the rates of Tax or any imposition of Tax not in effect at the Effective Date, except in respect of any legislation, change of law or change of administrative practice which has been publicly announced or proposed by any Government Agency or Taxation Authority as at the Effective Date;

(f)	to the extent that the exceptions to the warranties set out in clause 8.3 and the mitigation of loss set out in clause 9.3 can be applied to a Tax Claim. The words Buyer Claim used in those clauses will be deemed to include a Tax Claim; or

(g)	to the extent that the Tax the subject of the Tax Claim arises in the Ordinary Trading Activities after the Accounts Date and on or prior to Completion by a Group Company and that Group Company has made the necessary accrual or provision on or prior to Completion.

11.5	Timing of payments

Payments under clause 11.1 must be made to the Buyer by whichever is the later of:

(a)	5 Business Days before the latest date on which that payment of Tax may lawfully be made without incurring any penalty, additional tax, interest or general interest charge for late payment (allowing for any deferrals granted by a Taxation Authority); and

(b)	15 Business Days after the Sellers receive notice in writing from the Buyer providing full and accurate particulars of the Tax Claim (with copies certified by the Buyer of all supporting documentation) sufficient for the Sellers to verify the accuracy of the Tax Claim.

11.6	Notice of potential Tax Claim

(a)	If the Buyer or a Group Company:

(i)	receives a letter, request, demand, notice, or communication (“communication”); or

(ii)	intends to lodge a self-assessed return that will have effect as a deemed assessment (“return”),

that may reasonably relate to or give rise to a Tax Claim the subject of clause 11.1, the Buyer must:

(iii)	within 10 Business Days of the receipt of a communication within paragraph (a)(i), inform the Sellers and provide a copy of any document received relating to the communication;

(iv)	not later than 10 Business Days before a lodgement of return within paragraph (a)(ii), inform the Sellers and provide a copy of the relevant return or parts of the return, and shall consult in good faith with the Sellers concerning the reasons for that return; and

(v)	in relation to a communication within paragraph (a)(i), consistently with any applicable statutory obligations, not engage in any discussions, negotiations or confer with any representatives of a Taxation Authority concerning the communication received without first complying with the requirements of paragraphs (b) and (c) of this subclause.

(b)	The Buyer must ensure that the Sellers and their professional advisers have, at the Sellers’ expense, reasonable access to the personnel of the Buyer and the relevant Group Company and to any relevant premises, assets and records within the custody, power, possession or control of the Buyer or the relevant Group Company to enable the Sellers and its professional advisers to examine and consider the communication or return, and records relating thereto, and to take copies of them, at the reasonable expense of the Sellers, provided the Sellers and their professional advisers give to the Buyer or the relevant Group Company such undertakings as to confidentiality as the Buyer may reasonably require.

(c)	The Buyer must take, and must ensure that the relevant Group Company takes, any proper and reasonable action that the Sellers request to respond to the communication, or to make changes to the return, in order to give effect to the taxation treatment considered by the Sellers to have the greatest likelihood of not giving rise to a Tax Claim that may be the subject of clause 11.1, provided the Sellers indemnify the Buyer and the relevant Group Company against any reasonable costs or expenses which may be incurred as a result of compliance with the Sellers’ request.

11.7	Tax Claims procedure

(a)	If the Buyer or a Group Company becomes aware of a Tax Claim the subject of clause 11.1, whether or not notice has been given under clause 11.6, the Buyer must give timely and written notice of it to the Sellers.

(b)	The Buyer must ensure that the Sellers and their professional advisers have, at the Sellers’ expense, reasonable access to the personnel of the Buyer and the relevant Group Company and to any relevant premises, assets and records within the custody, power, possession or control of the relevant Group Company to enable the Sellers and its professional advisers to examine the Tax Claim and records relating to them and to take copies or photographs of them, at the reasonable expense of the Sellers, provided the Sellers and their professional advisers give to the Buyer or the relevant Group Company such undertakings as to confidentiality as the Buyer may reasonably require.

(c)	The Buyer must ensure that the relevant Group Company takes any proper and reasonable action that the Sellers reasonably request to avoid, resist, compromise or defend a demand or notice issued by a Taxation Authority which gives rise to the Tax Claim, provided the Sellers indemnify the Buyer and the relevant Group Company against any reasonable costs or expenses which may be incurred as a result of compliance with the Sellers’ request and, in addition, the Sellers pay to the Buyer any Tax which is required to be paid to a Taxation Authority to enable such action to be taken.

(d)	The action that the Sellers may reasonably request be taken by the Buyer or a Group Company in respect of a Tax Claim includes the making of objections and appeals, and administrative law remedies.

(e)	Any action requested by the Sellers under this clause 11.7 must be taken in a timely manner.

(f)	Consistently with any applicable statutory obligations, the Buyer must not, and must ensure that the relevant Group Company does not, engage in any discussions, negotiations or confer with any representatives of a Taxation Authority concerning the Tax Claim without first complying with the requirements of paragraphs (a) to (c) of this clause 11.7.

(g)	If:

(i)	the Sellers do not make a request under paragraph (c) or (i), as applicable, in a timely manner; or

(ii)	the Sellers do not indemnify the Buyer or the relevant Group Company in accordance with paragraph (c),

the Buyer or the relevant Group Company will be free to pay, compromise or settle the Tax Claim on such terms as it or they may in their absolute discretion think fit and without prejudice to their rights and remedies under this agreement.

(h)	If the Sellers make a request under paragraph (c) regarding the lodgement of a notice of objection, but the Sellers and the Buyer are unable to reach agreement concerning the response to the Tax Claim within sixty (60) Business Days after the Buyer has notified the Sellers of the Tax Claim (or any shorter time required by law for the objection, appeal or administrative law remedy), the Sellers may refer the dispute of the opinion of an expert (as referred to in clause 11.10), which shall apply to this provision with such modifications as are appropriate. The notice of objection shall then be prepared in the manner considered by the expert to have the most reasonable prospects of success.

(i)	If:

(i)	an objection duly lodged under this clause is disallowed by a Taxation Authority; or

(ii)	an appeal made, or administrative remedy taken, in accordance with this clause is decided against the interests of the Sellers; or

(iii)	a Taxation Authority appeals against a decision given in the interests of the Sellers,

then:

(iv)	the Buyer shall promptly give written notification of the facts and circumstances to Sellers; and

(v)	the Sellers may require the Buyer or the relevant Group Company to make such further appeal, or defence of appeal, or seek such administrative remedy, as it reasonably determines, in which case the Sellers shall be entitled, if they wish, to have the control of any such appeal, remedy or defence and in any event the Buyer shall keep the Sellers fully informed of all matters relating thereto and provide copies to the Sellers of all documents relating thereto; and

(vi)	no further appeal, defence or remedy shall be settled or compromised except in accordance with the Sellers’ written consent.

11.8	Refunds

(a)	If, following the making of a payment under clause 11.1, all or part of that payment is refunded either in cash or by credit to a Group Company (including, but not limited to, any amount or credit received following a successful objection or appeal), the Buyer must within 5 Business Days pay to the Sellers the lesser of the refund and the amount of the payments paid under clause 11.1 (less any costs of the Buyer in obtaining the refund), as the case may be.

(b)	If at any time after the Completion Date the Buyer or a Group Company receives a refund or credit in respect of any Tax levied in respect of a tax year or part prior to Completion:

(i)	the Buyer will, or will procure that the relevant Group Company will, as the case may be, within 5 Business Days pay to the Sellers an amount equal to the amount of such refund or credit; and

(ii)	any such payment by the Buyer under this provision will be by way of, and shall have effect as, a pro rata increase in the purchase price for each Share.

11.9	Interest received from a Taxation Authority

Provided the Sellers have complied with clause 11.7(c), to the extent not covered by clause 11.8, if a Group Company receives an amount of interest from a Taxation Authority in connection with the refund of an amount paid under clause 11.1, then the Buyer will pay to the Sellers the amount of interest received by that Group Company less any Tax payable by the company on that interest received but only to the extent any payment under this clause 11.9 does not qualify as being tax deductible under the Tax Act (1997) or under the Tax Act (1936).

12.	GRANT OF VIGNETTE OPTIONS

(a)	Within 6 months after Completion, subject to:

(i)	the terms of the Vignette Plan;

(ii)	Vignette’s normal policies and procedures in relation to the Vignette Plan; and

(iii)	compliance with applicable laws,

Vignette will issue up to 5 million Vignette Options to the employees of the Group Companies.

(b)	Vignette will have sole discretion to determine which employees of the Group Companies will participate in the Vignette Plan and the number of Vignette Options to be granted to those employees.

13.	CONFIDENTIALITY AND DISCLOSURES

13.1	Definitions

The following definitions apply in this clause:

Information means all information (written or otherwise) that is confidential, proprietary or otherwise not generally available to the public and is furnished by one party to this agreement to another, whether furnished by such party or by its respective Representatives.

Derivative Information means all written or electronically stored documentation prepared by the party receiving such information or its respective Representatives that is based on or reflects, in whole or in part, any Information.

Representative means any director, officer, employee, agent, lender or representative, including without limitation any accountant, attorney and financial adviser of any party to this agreement.

13.2	Information provided in relation to the Transaction

In connection with the transaction contemplated by this agreement (Transaction) the parties have and will furnish to each other certain information which is confidential, proprietary or otherwise not generally available to the public.

13.3	Confidentiality obligation

(a)	Subject to the other provisions of this clause, the parties must:

(i)	keep the Information furnished to them by any other party or its Representatives confidential;

(ii)	not use any such Information other than in connection with the Transaction; and

(iii)	not reverse engineer, disassemble or decompile any prototypes, software or other tangible products which embody another party’s Information.

(b)	Each of the parties may, however, disclose any such Information to their respective Representatives, but only if such Representatives reasonably need to know such Information in connection with the Transaction.

(c)	Each of the parties will:

(i)	inform its respective Representatives receiving any such Information of the confidential nature of it and of this agreement;

(ii)	direct its respective Representatives to treat any such Information confidentially and not to use it other than in connection with the Transaction; and

(iii)	be responsible for any of its respective Representatives’ improper use of any such Information (including without limitation by such Representatives who, subsequent to the first date of disclosure of Information hereunder, become its former Representatives).

(d)	Without the prior consent of the party furnishing the Information, a party receiving such information must not, and will each direct its respective Representatives not to, disclose to any third person:

(i)	that any such Information has been made available to them or their respective Representatives;

(ii)	that discussions relating to a possible Transaction are taking place; or

(iii)	any other facts with respect to any such discussions.

13.4	Notice preceding compelled disclosure

(a)	If any party or its respective Representatives are requested to disclose any of the Information furnished to it by another party or its Representatives, then the receiving party will promptly notify the party furnishing such Information so that the disclosing party may seek a protective order or take other appropriate action.

(b)	All of the parties must cooperate in a disclosing party’s efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such Information.

(c)	If, in the absence of a protective order, any of the parties or their respective Representatives are, in the written opinion of counsel, compelled as a matter of law to disclose any such Information they have received to a third party, the party subject to the legal obligation may disclose to the third party compelling disclosure only the part of such Information as is required by law to be disclosed (in which case, prior to such disclosure, such party must use reasonable efforts to advise and consult with the party furnishing such Information and its counsel as to such disclosure and the nature and wording of such disclosure) and the parties must each use their respective reasonable efforts to obtain confidential treatment of that Information.

13.5	Treatment of Information

(a)	The parties must keep a record in reasonable detail of the Information furnished to them by the other parties and their Representatives under this agreement and of the location of such Information and will treat and maintain such Information in substantially the same manner as they treat and maintain confidential information in the ordinary course of their respective businesses.

(b)	As soon as possible upon the written request of a disclosing party or upon the termination of the Transaction, each party and its respective Representatives will return to the disclosing party all tangible Information which has been provided to it by the disclosing party and its Representatives and will destroy (or return to the other party) all Information furnished by the other party and its Representatives that has been prepared by such party and its Representatives. Such destruction (or return) will be confirmed in writing to such other party.

(c)	Notwithstanding anything to the contrary contained in this agreement, neither party will be required to return to the other party or destroy any Derivative Information. Any such Information that is not so destroyed (or returned) will remain subject to the terms of this agreement.

13.6	Public Information

The parties agree that this clause 13 will not apply to such portions of the Information furnished by them to another party or its Representatives which:

(a)	is or becomes generally available to the public through no action of the party to which such Information was furnished or their Representatives;

(b)	is or becomes available to the party to which it was furnished hereunder on a non-confidential basis from a source, other than from the other party or its Representatives, which the receiving party believes, after reasonable inquiry, was not prohibited from so disclosing such portions by a contractual, legal or fiduciary obligation; or

(c)	is being developed by or on behalf of the receiving party prior to the time such portions of Information are furnished to the receiving party.

13.7	No warranty of accuracy

(a)	Other than as set forth elsewhere in this agreement (including the schedules to it) none of the parties nor their Representatives make any representation or warranty as to the accuracy or completeness of any Information furnished to the other parties.

(b)	The parties each agree that (other than as provided for elsewhere in this agreement) neither they nor any of their respective Representatives will have any liability to the other party or the other party’s Representatives resulting from the use of the Information furnished by the other party or any of the other party’s Representatives.

13.8	No licence

Nothing in this agreement is intended to grant any rights to either party under any patent, mask work right or copyright of the other party, nor shall this agreement grant any party any rights in or to the Information of the other party except as expressly set forth in this agreement.

13.9	Confidentiality of this agreement

Until Completion, each party must treat the existence and terms of this agreement as confidential and no announcement relating to the negotiations of the parties or the existence, subject matter or terms of this agreement may be made or authorised by a party unless:

(a)	the announcement is in a form mutually agreed in writing between the Buyer, Vignette, Hume, Johnson and Advent;

(b)	the other parties have first given their written approval; or

(c)	the disclosure is made to the extent reasonably needed to comply with any applicable law or requirement of any Government Agency or regulatory body (including any relevant stock exchange).

13.10	Mutual Non-disclosure Agreement

Upon this agreement becoming effective, the Mutual Non-disclosure Agreement entered into between the Company and Vignette dated 18 November 2003 is terminated and the rights and liabilities applying between the parties to that agreement relating to Information (including Information passed between any of them before the Effective Date) are as set out in this clause 13.

13.11	Insider trading

The parties acknowledge that Vignette Shares and Securities of Advent are publicly traded and that any information obtained during the course of the Transaction could be considered to be material non-public information within the meaning of United States’ federal and state securities laws and the Corporations Act. Accordingly, each party will take all steps necessary to avoid a violation of applicable insider trading laws and will use its commercially reasonable efforts to prevent its employees and agents from engaging in any transactions in the Vignette Shares or Securities of Advent in violation of applicable insider trading laws.

14.	NOTICES

14.1	How to give a notice

A notice, consent or other communication under this agreement is only effective if it is:

(a)	in writing, signed by or on behalf of the person giving it;

(b)	addressed to the person to whom it is to be given; and

(c)	either:

(i)	delivered or sent by pre-paid mail (by airmail, if the addressee is overseas) to that person’s address; or

(ii)	sent by fax to that person’s fax number and the machine from which it is sent produces a report that states that it was sent in full.

14.2	When a notice is given

A notice, consent or other communication that complies with this clause is regarded as given and received:

(a)	if it is delivered or sent by fax:

(i)	by 5.00 pm (local time in the place of receipt) on a Business Day—on that day; or

(ii)	after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day—on the next Business Day; and

(b)	(mail delivery) if it is sent by mail:

(iii)	within Australia—3 Business Days after posting; or

(iv)	to or from a place outside Australia—7 Business Days after posting.

14.3	Address for notices

A person’s address and fax number are those set out in schedule 6, or as the person notifies the sender.

15.	COSTS, STAMP DUTY AND ADDITIONAL OBLIGATIONS

15.1	Costs generally

(a)	Subject to paragraphs (b), (c) and (d), each party must bear and is responsible for its own costs in connection with the preparation, execution and carrying into effect of this agreement.

(b)	Subject to paragraphs (c) and (d), upon Completion and subject to being provided with the relevant invoices issued on reasonable terms and conditions, the Buyer or Vignette will become liable to pay the Third Party Expenses.

(c)	To the extent that any Excess Expenses Consideration exists and is the subject of invoices provided to the Buyer at the Completion Date, it will be deducted from the Purchase Price in accordance with clauses 5.4 and 5.7.

(d)	Each Seller indemnifies the Company, the Buyer and Vignette against any Excess Expenses Consideration not deducted from the Purchase Price under paragraph (c).

15.2	Stamp duty

(a)	Subject to clause 15.2(b), the Buyer and Vignette are jointly liable for and indemnify the Sellers against any stamp duty that is payable on or in relation to this agreement or the transactions contemplated by it up to an amount equal to 0.6% of the Purchase Price (the Stamp Duty Cap).

(b)	The Sellers are liable for and indemnify the Buyer against any amount of stamp duty in excess of the Stamp Duty Cap that becomes payable on or in relation to this agreement or the transactions contemplated by it.

(c)	Notwithstanding clause 15.2(a), the Buyer and Vignette are jointly liable for and indemnify the Sellers against any amount of stamp duty in excess of the Stamp Duty Cap and any penalties in relation to stamp duty that become payable solely and directly as a result of any further act or omission of the Buyer or Vignette.

15.3	Additional Obligations

(a)	Vignette undertakes that it will procure that the Buyer will meet all its obligations as contemplated under and in connection with this agreement.

(b)	Each of Vignette and the Buyer undertakes that it will procure that the Company retains run off or tail insurance cover for former directors and officers of the Group Companies, at all times for a period of 6 years after Completion, on terms no less favourable to the beneficiaries of that insurance cover than as provided for in the existing Directors and Officers Liability insurance policy maintained for directors and officers of the Group Companies, provided that the annual cost of maintaining the coverage does not exceed A$50,000. If the annual cost of maintaining the coverage exceeds or is anticipated to exceed A$50,000, Vignette and the Buyer will notify the Sellers and the Company within a reasonable period of time prior to the next annual payment for that coverage falling due.

16.	AMENDMENT AND ASSIGNMENT

16.1	Amendment

This agreement can only be amended, supplemented, replaced or novated by another document signed by the parties.

16.2	Assignment

A party may only dispose of, declare a trust over or otherwise create an interest in its rights under this agreement with the consent of each other party.

17.	GST

17.1	Interpretation

(a)	Except where the context suggests otherwise, terms used in this clause 17 have the meanings given to those terms by the A New Tax System (Goods and Services Tax) Act 1999 (as amended from time to time).

(b)	Any part of a supply that is treated as a separate supply for GST purposes (including attributing GST payable to tax periods) will be treated as a separate supply for the purposes of this clause 17.

(c)	Any consideration that is specified to be inclusive of GST must not be taken into account in calculating the GST payable in relation to a supply for the purpose of this clause 17.

17.2	Reimbursements and similar payments

Any payment or reimbursement required to be made under this Agreement for a cost, expense, or other amount paid or incurred will be limited to the total cost, expense or amount less the amount of any input tax credit to which an entity is entitled for the acquisition to which the cost, expense or amount relates.

17.3	GST payable

(a)	If GST is payable in relation to a supply made under or in connection with this Agreement then any party (“Recipient”) that is required to provide consideration to another party (“Supplier”) for that supply must pay an additional amount to the Supplier equal to the amount of that GST at the same time as any other consideration is to be first provided for that supply.

(b)	The Supplier must provide a tax invoice to the Recipient no later than 14 days after the day on which any consideration is to be first provided for that supply.

17.4	Variation of GST

If the GST payable in relation to a supply made under or in connection with this Agreement varies from the additional amount paid by the Recipient under clause 17.3 such that:

(a)	a further amount of GST is payable in relation to the supply; or

(b)	a refund or credit of GST is obtained in relation to the supply,

then the Supplier will provide a corresponding refund or credit to, or will be entitled to receive the amount of that variation from, the Recipient. Any payment, credit or refund under this clause 17 is deemed to be a payment, credit or refund of the additional amount payable under clause 17.3.

18.	NON-COMPETITION

18.1	Definitions for non-competition

The following definitions apply in this clause 18.

Restrained Business means a business or operation similar to, or competitive with, the Business of the Group Companies (or any of them) or similar to, or competitive with, the business of providing any software or services related to document management records management, collaboration, digital asset management, web content management, enterprise content management, or smart enterprise suites but does not include the Buyer, Vignette or any of its related bodies corporate.

Restraint Area means each of the following:

(i)	Australia;

(ii)	United States;

(iii)	United Kingdom;

(iv)	Germany;

(v)	France; and

(vi)	The Netherlands.

Restraint Period means each of the following periods:

(i)	from Completion until 1 year after Completion;

(ii)	1 year beginning on the first anniversary of Completion; and

(iii)	1 year beginning on the second anniversary of Completion.

18.2	Non-competition undertaking

Each of Hume and Johnson must not during any of the Restraint Periods within any of the Restraint Areas:

(a)	(not conduct Restrained Business) conduct, carry on or promote (whether on its own account, in partnership, in joint venture or as employee or agent of or manager for any other person) any Restrained Business;

(b)	(no interest in Restrained Business) be concerned or interested in any Restrained Business (directly or through any interposed body corporate, trust, partnership or entity) as trustee, principal, agent, shareholder, unitholder, independent contractor, consultant, adviser or in any other capacity; or

(c)	(not assist owned entity that competes) provide to any business or entity in which:

(i)	Hume;

(ii)	Johnson; or

(iii)	any person who is or was within 1 year before the Effective Date a substantial holder of shares in a Group Company or an employee of a Group Company,

has any direct or indirect equity or ownership interest, any financial assistance which assists that business or entity to engage in any Restrained Business.

18.3	Further undertakings to protect goodwill

During any Restraint Period, within any Restraint Area, each of Hume and Johnson must not:

(a)	(not seek customers) secure or seek to attract the custom of any person who is at Completion, or was previously, a customer of a Group Company or a customer of Hume and/or Johnson in connection with a Group Company for the purposes of a Restrained Business;

(b)	(not harm reputation) do or say anything harmful to the reputation of any Group Company or which may lead a person to cease, curtail or alter the terms of its dealings with a Group Company;

(c)	(not represent connection) represent itself as being in any way connected with or interested in or associated with:

(i)	a Group Company (except as the prior owner of the Shares); or

(ii)	any business carried on by the Buyer or by a Group Company;

(d)	(not use name) use a name which is similar to the present name of a Group Company;

(e)	(IP) use any of the Product IP (other than any third party proprietary “shrinkwrap” software);

(f)	(not use information) disclose or use to its advantage or the disadvantage of the Buyer:

(i)	the name of any customer of a Group Company or of Hume or Johnson in connection with a Group Company;

(ii)	any of the Product IP; or

(iii)	any of the trade secrets, secret or confidential operations, processes or dealings of, or any confidential information relating to, a Group Company or its organisation, finances, transactions or affairs; or

(g)	(not engage employees, providers) seek to engage or engage the services of any person who is or becomes an employee of or service provider to a Group Company.

18.4	Restraints cumulative

Each of the restraints in clauses 18.2 and 18.3 resulting from the various combinations of the Restraint Periods and the Restraint Areas (and each of the restraints in clause 18.3 resulting from the various Restraint Periods) is a separate, severable and independent restraint and:

(a)	clause 18.4(b) applies to each of those restraints; and

(b)	the invalidity or unenforceability of any of the restraints in clauses 18.2 or 18.3 does not affect the validity or enforceability of any of the other restraints in those clauses.

18.5	Restraints reasonable

Each of Hume and Johnson acknowledge that each of the restraints in clauses 18.2 and 18.3 is reasonable in its extent (as to duration, geographical area and restrained conduct) having regard to the interests of each party to this document and goes no further than is reasonably necessary to protect the Buyer as buyer of the Shares in respect of the goodwill of the Group Companies and the Business.

19.	GENERAL

19.1	Governing law

(a)	This agreement is governed by the law in force in New South Wales.

(b)	Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales and any court that may hear appeals from any of those courts, for any proceedings in connection with this agreement, and waives any right it might have to claim that those courts are an inconvenient forum.

19.2	Giving effect to this agreement

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that another party may reasonably require to give full effect to this agreement.

19.3	Waiver of rights

A right under this agreement may only be waived in writing, signed by the party giving the waiver, and:

(a)	no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.

19.4	Operation of this agreement

(a)	Subject to the terms of this agreement, any right that a person may have under this agreement is in addition to, and does not replace or limit, any other right that the person may have.

(b)	Any provision of this agreement which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this agreement enforceable, unless this would materially change the intended effect of this agreement.

19.5	Operation of indemnities

Each indemnity in this agreement survives the expiry or termination of this agreement.

19.6	Consents

Except where stated otherwise in this agreement, where this agreement contemplates that a party may agree or consent to something (however it is described), that party may:

(a)	agree or consent, or not agree or consent, in its absolute discretion; and

(a)	agree or consent subject to conditions.

19.7	No merger

No provision of this agreement merges on or by virtue of Completion.

19.8	Exclusion of contrary legislation

Any legislation relating to this agreement is excluded to the full extent permitted by law.

19.9	Inconsistency with other documents

If this agreement is inconsistent with any other document or agreement between the parties, this agreement prevails to the extent of the inconsistency.

19.10 Counterparts

This agreement may be executed in counterparts.

19.11 Attorneys

Each person who executes this agreement on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

20.	FORCE MAJEURE

20.1	Notice and suspension of obligations

If a party to this agreement is affected, or likely to be affected, by a Force Majeure Event:

(a)	that party must immediately give each other party prompt notice of that fact including:

(i)	full particulars of the Force Majeure Event;

(ii)	an estimate of its likely duration;

(iii)	the obligations affected by it and the extent of its effect on those obligations; and

(iv)	the steps taken to rectify it; and

(b)	the obligations under this agreement of the party giving the notice are suspended to the extent to which they are affected by the relevant Force Majeure Event as long as the Force Majeure Event continues.

20.2	Effort to overcome

A party claiming a Force Majeure Event must use all reasonable endeavours to remove, overcome or minimise the effects of that Force Majeure Event as quickly as possible. However, this does not require a party to settle any industrial dispute in any way it does not want to.

20.3	Termination

If a Force Majeure Event continues for more than 45 days, any party may terminate this agreement by giving at least 10 Business Days’ notice to the other parties.

21.	LIABILITY OF PERPETUAL

21.1	Over-riding exception

Nothing in this clause 21:

(a)	affects, limits or alters in any way; or

(b)	has any effect in relation to,

the ability of the Buyer to make any Claim against, or to recover any amount from, the Hold-Back Consideration or the Contingency Amount.

21.2	Capacity

Perpetual enters into this agreement only in its capacity as trustee of the Trust and in no other capacity. A liability of Perpetual arising under or in connection with this agreement is limited to and can be enforced against Perpetual only to the extent to which it can be satisfied out of property of the Trust out of which Perpetual is actually indemnified for the liability. This limitation of Perpetual’s liability applies despite any other provision of this agreement and extends to all liabilities and obligations of Perpetual (in its capacity as trustee of the Trust) in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this agreement.

21.3	Ability to sue

The parties other than Perpetual may not sue Perpetual in any capacity other than as trustee of the Trust, including seek the appointment of a receiver (except in relation to property of the Trust), a liquidator, an administrator or any similar person to Perpetual or prove in any liquidation, administration or arrangement of or affecting Perpetual (except in relation to property of the Trust).

21.4	Limitation of liability

The provisions of this clause 21 shall not apply to any obligation or liability of Perpetual to the extent that it is not satisfied because the trust deed establishing the Trust or by operation of law there is a reduction in the extent of Perpetual’s indemnification out of the assets of the Trust, as a result of Perpetual’s fraud, negligence or breach of trust.

21.5	Existence of manager

It is acknowledged that the manager of the Trust is responsible under the trust deed establishing the Trust for performing a variety of obligations relating to the Trust, including under this agreement. No act or omission of Perpetual (including any related failure to satisfy its obligations or breach of representation or warranty under this agreement) will be considered fraud, negligence or breach of trust of Perpetual for the purpose of clause 21.4 to the extent to which the act or omission was caused or contributed to by any failure by the manager or any other person to fulfil its obligations relating to the Trust or by any other act or omission of the manager or any other person.

21.6	Authority of others

No attorney, agent, receiver or receiver and manager appointed in accordance with this agreement has authority to act on behalf of Perpetual in a way which exposes Perpetual to any personal liability and no act or omission of any such person will be considered fraud, negligence or breach of trust of Perpetual for the purpose of clause 21.4.

21.7	Trustee obligations

Perpetual is not obliged to do or refrain from doing anything under this agreement (including incur any liability) unless Perpetual’s liability is limited in the same manner as set out in clauses 21.2 to 21.4 of this clause.

SCHEDULE 1

THE SHARES

Name of Seller	Description of Shares
	Ordinary Shares	Redeemable Preference Shares
Advent	1,262,923	24,867

Perpetual, as Trustee	863,314	17,000

Gillmoss	212,095	4,200

Hume	348,944	6,867

Johnson and Parsons as tenants in common	697,889	—

Johnson	—	6,866

Parsons	—	6,867

SCHEDULE 12

OPTION HOLDER COMPENSATION CALCULATION

At Completion, the Sellers will deliver a schedule setting out the calculation of the final allocation of consideration for each Seller and the Optionholder compensation for the cancellation of the Company Plan and all of the Company Options. The schedule will detail for each Optionholder their respective interest in the Purchase Price and the Escrow and Contingency Escrow. The schedule will be calculated using the following methodology.

Core Assumptions:

1.	13.4062% of all consideration is placed in an escrow account for the benefit of the Buyer. Calculated as described in paragraph A(5)below.

2.	Contingency Escrow amount of 2.2593% of the consideration is placed in a separate escrow account for the benefit of the Buyer. Calculated as described below in paragraph A(7) below.

3.	Redeemable Preference Shares are redeemed for cash at face value as described in paragraph A(1).

4.	Cash defined in Part A will be reduced if there is any Excess Expenses Consideration by an amount equal to such Excess Expenses Consideration.

Part A

Overview: Description of calculations necessary to allocate value between holders of ordinary shares and options.

1. Definition of value per Tower diluted share (“Tp”):

Tp = Cash + (Vn * Vp) + (On * Oep)

(Tn + On)

Where:

Cash = $57,586,854 [Being, US$45 million converted to A$ using the Effective Date Exchange Rate), less any RPS Amount]

Effective Date Exchange Rate = 0.7552 [Being the A$ purchase exchange rate for US$ listed in the Wall Street Journal on January 20, 2004]

RPS = Redeemable Preference Share Amount ($2,000,010 paid prior to completion)

Vn = 29,814,035 Vignette Shares [Being US$ 80.0 million in stock based on VIGN average price of $2.6833 for the ten day trading period ending 16 January 2004]

Vp = (Closing price of Vignette Shares on the date prior to the Completion Date) * the Completion Exchange Rate

Completion Exchange Rate = the A$ purchase exchange rate for US$ listed in the Wall Street Journal on the date two days prior to the Completion Date

On = the total number of Tower Shares which would be issued if all of the Company Options were exercised (331,950)

IOn = in reference to an individual Option grant, the number of Tower Shares issuable upon the exercise of that Option and payment of the IOep for each of those Tower Shares

Oep = the weighted average subscription price for all Tower Shares the subject of the Company Options ($5.793)

IOep = in reference to an individual Option grant, the subscription price for each Tower Share the subject of that individual Option grant

Tn = the number of outstanding Tower ordinary shares (3,385,165)

2. Total Aggregate Value of Optionholder Compensation (“Oag”)

Oag = (Tp – Oep) * On

3. Total Aggregate Value of Seller Consideration (“Sag”)

Sag = Tp * Tn

4. Optionholder Percentage (“Op%”)

Op% =        Oag

(Oag + Sag)

5. Base Escrow Amount (“Base Escrow Amount”)

Base Escrow Amount = $22,189,883 [Being US$15.625 million*Effective Date Exchange Rate) + $1.5 million]

Base Escrow Percentage = 13.4062% [Being    Base Escrow Amount

Total Purchase Price]

6. Base Escrow Amount Composition

Base Escrow Cash = $7,988,358 [Being (Base Escrow Percentage * (Cash + RPS)) [Note, this is a fixed $ Amount]]

Base Escrow Stock = 3,966,941 Vignette Shares [Being (Base Escrow Percentage * Vn) [Note, this is a fixed # of Shares]]

Total Purchase Price = as defined in Section 5.5 (ie, Cash + RPS + (Vn*Vp))

7. Contingency Escrow Amount Composition

Contingency Escrow Amount = $3,739,654 [Being the amount identified plus interest at specified rate through 30 September 2005]

Contingency Escrow % = 2.2593% [Being Contingency Escrow Amount

Total Purchase Price]

Contingency Escrow Cash = $1,346,275 [Being (Contingency Escrow % * (Cash + RPS)) [Note, this is a fixed $ Amount]]

Contingency Escrow Stock = 673,603 Vignette Shares [Being (Contingency Escrow % * Vn) [Note, this is a fixed # of Shares]]

Part B

1. Aggregate Optionholder Completion Cash Compensation (“Occ”)

Tpc = Cash + (On * Oep)

(Tn + On)

Occ = (Tpc - Oep) * On

Aggregate Amount Contributed to Base Escrow (“AACBE”) = Occ * Base Escrow %

Aggregate Amount Contributed to Contingency Escrow (“AACCE”) = Occ * Contingency Escrow %

Net Completion Cash = Occ – AACBE - AACCE

2. Individual Optionholder Completion Cash Compensation (“IOcc”)

IOcc = (Tpc - IOep) * IOn

3. Individual Optionholder Cash Contribution to Escrows

Individual Base Escrow Optionholder Cash (“IBEOC”) = IOcc * Base Escrow %

Individual Contingency Escrow Cash = IOcc * Contingency Escrow %

Individual Net Completion Cash = IOcc – IBEOC - Individual Contingency Escrow Cash

Part C

Description: Disposal Value of Completion Date available Optionholder Shares allocated to (i) Base Escrow, (ii) Contingency Escrow, and (iii) Optionholders

Post Completion Optionholder % =    (On)

   (On + Tn)

i.e.            331,950 / 3,715,115 = 8.930%

[This percentage reflects that optionholders have paid in full the exercise price in connection with receiving the cash proceeds and so are now treated pari passu with ordinary shares]

Net Disposal Price = Net proceeds from sale or cancellation of OH Compensation Shares for Optionholders available at S-3 effective date * S-3 Exchange Rate per OH Compensation Share

OH Compensation Shares (“Ods”) = (Vn * Post Completion Optionholder %)

Optionholder Disposal Compensation = Ods * Net Disposal Price [This is the total amount received from the sale of the Ods shares on S-3 Effective Date]

Base Escrow Shares = Post Completion Optionholder % * Base Escrow Stock

Base Escrow Value = Base Escrow Shares * Net Disposal Price [This amount is delivered to Escrow Holder]

Contingency Escrow Shares = Post Completion Optionholder % * Contingency Escrow Stock

Contingency Escrow Value = Contingency Escrow Shares * Net Disposal Price [This amount is delivered to Escrow Holder]

Free Disposal Number = Ods – Base Escrow Shares – Contingency Escrow Shares

Free Disposal Value = Free Disposal Number * Net Disposal Price [This amount is delivered to Optionholders]

Individual Optionholder Disposal Compensation = IOn * Free Disposal Value

On

S-3 Exchange Rate = the A$ purchase exchange rate for US$ listed in the Wall Street Journal on the S-3 Registration date

Part D

Description: Amounts liquidated and held in escrows for benefit of Optionholders

Individual Base Escrow Optionholder Disbursement = IOn * Base Escrow Disbursement

On

Base Escrow Disbursement = Disbursement from Optionholder Base Escrow that includes accrued interest

Individual Contingency Escrow Optionholder Disbursement = IOn * Contingency Disbursement

On

Contingency Disbursement = Disbursement from Optionholder Base Escrow that includes accrued interest

SCHEDULE 14

HOLDERS OF COMPANY OPTIONS AND NUMBERS OF SHARES UNISSUED OVER COMPANY OPTIONS

Name of Holder	Number of Unissued Shares over which Company Options held	Subscription Price/Share

CHAMPAGNE, Ray	1,000	$7.50

COBB, Adrian	6,000	$7.50

COBB, Adrian	24,000	$7.50

FROST, John	50,000	$3.00

FROST, John	15,000	$7.50

HUME, Pat	3,475	$5.60

HYLAND, Damian	12,500	$7.50

HYLAND, Damian	10,000	$7.50

JOHNSON, Frank	3,475	$5.60

JONES, Noel	12,500	$3.00

JONES, Noel	12,500	$5.60

JONES, Noel	2,500	$7.50

LEE, Chen-How	1,000	$7.50

MacLEAN, John	12,500	$3.40

MacLEAN, John	12,500	$7.50

PALIN, Jon	25,000	$3.00

PALIN, Jon	25,000	$3.40

PALIN, Jon	5,000	$7.50

ROBINSON, Chris	5,000	$7.50

TERRY, Kelvyn	5,000	$7.50

WILSON, Grant	5,000	$7.50

YATES, Ronald	3,000	$7.50

Name of Holder	Number of Unissued Shares over which Company Options held	Subscription Price/Share

YOUNG, Alex	6,000	$7.50

YOUNG, Alex	6,250	$7.50

YOUNG, Alex	17,750	$7.50

ZASTROW, William	6,000	$7.50

ZASTROW, William	6,500	$7.50

ZASTROW, William	37,500	$7.50

SCHEDULE 16

CONTINGENCY AMOUNT

Part A—Consent

A written consent provided by the Industry Research and Development Board (“IR&D Board”) to the change of control of the Company contemplated by this agreement which does not require the payment of any money by the Company pursuant to the terms of the R&D Start Grant Deed.

Part B—Vignette Obligations

At the request of the Sellers, Vignette or the Buyer must write a letter (to the following effect) to the IR&D Board in relation to the IP developed with R&D Start Grant assistance (“Grant IP”) that Vignette/Buyer:

(a)	currently plan to:

(i)	continue the commercialisation of Grant IP;

(ii)	develop export markets for product based on Grant IP;

(iii)	continue to develop or enhance the Grant IP;

(b)	has no present intention to move R&D effort out of Australia;

(c)	as a consequence of the above points, would expect to enhance the technical and commercial skills of its employees; and

(d)	will establish mechanisms to disseminate knowledge and market intelligence from overseas to its Australian based operations.

Part C—Contingency Amount

(a)	If at Completion the consent set out in Part A above is not obtained, the parties will enter into the Contingency Amount Escrow Agreement.

(b)	The Contingency Amount is A$3,739,654 comprising A$1,346,275 and 673,603 Vignette Shares.

(c)	Subject to clause 5A.2, at Completion, the Contingency Amount:

(i)	must be delivered by the Buyer or Vignette to the Escrow Agent to be administered by the Escrow Agent in accordance with the terms of the Contingency Amount Escrow Agreement;

(ii)	in the case of the cash component, must be held in Australian currency; and

(iii)	in the case of the Vignette Shares component, must be certificated.

EXECUTED as an agreement.

SIGNED for ADVENT LIMITED under power of attorney in the presence of:	/s/ R.A. Harrington
Signature of attorney

/s/ J.M. Fitzsimons Signature of witness	R.A. Harrington Name

J.M. Fitzsimons Name	19 November 2003 Date of power of attorney

SIGNED for PERPETUAL TRUSTEE COMPANY LIMITED as trustee for the Macquarie Investment Trust by its attorneys who declare that they have no notice of revocation of the Power of Attorney dated 12 March 2002 under which this document is signed in the presence of:	/s/ John Gallagher
Signature of attorney

/s/ Peggy Pei-Chee Yeoh Signature of witness	John Gallagher Name

Peggy Pei-Chee Yeoh Name	12 March 2002 Date of power of attorney

EXECUTED by PATRICIA ANNE HUME:

/s/ Peter John Shaw Signature of witness	/s/ Patricia A. Hume Signature

Peter John Shaw Name	Patricia A. Hume Name

EXECUTED by FRANCIS WILLIAM JOHNSON:

/s/ J. M. Fitzsimons Witness	/s/ Frank Johnson Signature

J. M. Fitzsimons Name	Frank Johnson Name

EXECUTED by JOHN WILLIAM PARSONS:

/s/ J. M. Fitzsimons Witness	/s/ John Parsons Signature

J. M. Fitzsimons Name	John Parsons Name

EXECUTED by GILLMOSS PTY LIMITED:

/s/ John Parsons Signature of director	/s/ Frank Johnson Signature of director/secretary

John Parsons Name	Frank Johnson Name

EXECUTED by TOWER TECHNOLOGY PTY LIMITED:

/s/ R. A. Harrington Signature of director	/s/ Patricia A. Hume Signature of director/secretary

R. A. Harrington Name	Patricia A. Hume Name

EXECUTED by VIGNETTE CORPORATION by its duly authorised representative in the presence of:

/s/ David Cullen Signature of witness	/s/ Bryce Johnson Signature of authorised representative

David Cullen Name	Bryce Johnson, SVP & General Counsel Name and title

SIGNED for COPPER AUSTRALIA PTY LIMITED under power of attorney in the presence of:	/s/ Bryce Johnson
Signature of attorney

/s/ David Cullen Signature of witness	Bryce Johnson Name

David Cullen Name	16-JAN-2004 Date of power of attorney